Table of Contents

PART II - OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion

Dated February 1, 2021

WYTEC INTERNATIONAL, INC.

19206 Huebner Road, Suite 202

San Antonio, Texas 78258

(210) 233-8980

www.wytecintl.com

$20,000,000

4,000,000 Shares of Common Stock at $5.00 per Share by the Company

Minimum Investment: 500 Shares ($2,500)

FORM 1-A: TIER 2

FOR SOPHISTICATED INVESTORS ONLY

Wytec International, Inc. (the “Company,” “Wytec,” “we,” “us,” and “our”) is offering up to 4,000,000 shares of common stock, $0.001 par value per share, for $5.00 per share (the “Offering Price”), for gross proceeds to the Company of up to $20,000,000, before deduction of offering expenses, assuming all shares are sold. The Offering Price has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING. WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Title of each class of securities to be registered(3)	Maximum Number of Shares to be offered	Proposed offering price per share	Proposed maximum aggregate offering proceeds	Commissions and Discounts(1)	Proceeds to Company(2)

Common Stock offered by the Company	4,000,000	$5.00	$20,000,000	(1)	$20,000,000

This offering will terminate on March 31, 2022, unless terminated sooner by us in our sole discretion regardless of the amount of capital raised, or upon the sale of all securities offered by this Offering Circular (the “Sales Termination Date”). There is no minimum capital required from this offering, and therefore an initial closing and release of funds from the subscription escrow account established for the offering may occur at any funding amount. Funds released from escrow will be deposited directly into the Company’s operating account for immediate use by it with no obligation to refund subscriptions.

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(1)	The shares will be offered on a “best-efforts” basis by our officers, directors and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, the Company has entered into a Broker Dealer Agreement with Dalmore Group, LLC (“Dalmore”), a registered member of FINRA and the Securities Investor Protection Corporation (“SIPC”), pursuant to which Dalmore has agreed to provide or arrange certain compliance and administrative services for this offering. Additionally, Dalmore has introduced the Company to Novation Solutions, Inc. O/A DealMaker (“DealMaker”) which the Company has engaged to provide the portal website transaction platform for the offering to facilitate investor access to the offering materials and to automate subscription processing and verification. In consideration for these services, the Company has agreed to pay Dalmore the following consideration: (a) a commission equal to one percent (1%) of the total gross proceeds of the offering, payable from the escrow account as funds are raised, (b) a one-time consulting fee of $20,000 in cash, payable within thirty (30) days after FINRA issues a No Objection Letter, (c) reimbursement of Dalmore’s due diligence costs up to $5,000, payable upon signing the agreement (already paid), and (d) reimbursement of Dalmore’s FINRA corporate finance fee for the offering, estimated to be $3,500 and payable upon signing of the agreement (already paid). The agreement has a one-year term subject to earlier termination by either party upon 60 days’ prior written notice, or sooner if there is a breach of the agreement, and subject to annual renewal by the parties. Selling commissions may be paid to other broker-dealers, if any, who are members of FINRA with respect to sales of shares made by them. Compensation may be paid to consultants and finders in connection with the offering of shares. We may also pay incentive compensation to registered broker- dealers in the form of common stock or warrants in us. We will indemnify participating broker-dealers and other parties with respect to disclosures made in the Offering Circular. As of this filing, the only broker/dealer involved is Dalmore which will act as the broker/dealer of record and not an underwriter.

(2)	The amounts shown are before deducting organization and offering costs to us, which include selling commissions, legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

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THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” ON PAGE 14.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

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FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

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SUMMARY OF RISK FACTORS

This offering involves significant risks and you should consider the shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•	Lack of market acceptance of our small cell LPN-16 technology.
•	Inability to finance the construction of our private “Long Term Evolution” (“LTE”) networks due to a lack of government grants, private capital and cash flow.
•	Inability to gain wide acceptance of our network deployment services.
•	Lack of continuing interest from the educational industry to have private networks.
•	Delays in obtaining critical components from suppliers, causing delays in construction and possible reduction of government grants.
•	Heavy design, construction, and development expenditures by us without revenue, resulting in substantial operating deficits, especially in the early years of operation.
•	Intense competition, including entry of new competitors.
•	Lack of demand from mobile operators to utilize excess network capacity.
•	Failure to obtain additional government grants and possible loss of all or a portion of existing government grants due to our failure to satisfy certain timing and other conditions.
•	Adverse federal, state, and local government regulation.
•	Contraction of the market for private networks due to government policy or consumer preference.
•	Unexpected costs and operating deficits.
•	Lower sales and revenue than forecasted.
•	Default on leases or other indebtedness.
•	Loss of network component suppliers and vendors.
•	Excessive price increases for capital, supplies and materials.
•	Inadequate capital and financing.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Inability to carry out marketing and sales plans.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Possible loss of Nokia Corporation as a key supplier and strategic partner, and inability to replace it.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third-party publishers.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans described in this Offering Circular will be achieved.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

Overview

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company,” “we,” “us,” or “our”) is a developer of small cell and wide area networks designed to support the deployment and utilization of 5G telecommunications infrastructure across the United States and throughout the world. The Company owns two patents covering its proprietary LPN-16 small cell technology for 5G wireless networks.

Wytec was incorporated in November 2011 as a wholly owned subsidiary of Competitive Companies, Inc., a Nevada corporation (“CCI”), with the purchase of five (5) United States patents (all of which have since expired) directly related to local multipoint distribution service (“LMDS”), utilized in broadband wireless access technology and originally designed for digital television transmission. In June 2014, Wytec filed a provisional patent for its small cell infrastructure technology which we now call the “LPN-16.” In December 2017, we were granted a patent (patent number 9,807,032) for our LPN-16 by the United States Patent and Trademark Office (“USPTO”). The patent is described as an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System (“UHTMTS”). The design of the LPN-16 has been purposed as a small cell device to be installed on multiple types of utility poles throughout the United States capable of supporting multiple frequencies transmitting from multiple radios simultaneously without interference due to its unique patented design. In December 2020, the USPTO granted Wytec a second patent, patent number 10868775 B2, as an expansion to its original 2017 patent. Wytec believes that its intellectual property pathway is unique and valuable in that Wytec is able to review potential deficiencies in its competitors from its current Bexar County deployments utilizing competitor small cells. While Wytec is a public reporting company, its common stock is not yet quoted for public trading.

In April 2020, Southwest Research Institute of San Antonio, Texas (“SwRI”), a non-profit research center involved in multiple highly sensitive research projects with the United States Department of Defense (“DOD”), agreed to test our LPN-16 small cell technology in order to validate our LPN-16 technology as a neutral host small cell to support the delivery of 5G cellular services. The testing to be performed by SwRI is expected to record and validate the following results:

1.	The ability of the LPN-16 to support “multiple” operators (carrier and cable) “simultaneously” within a citywide deployment.

2.	Data speeds of up to 1Gbps to a limited number of users within a radius of 800 feet (about the distance between utility poles).

3.	Consistent latency in single digits (i.e. the lower the latency, the quicker the connection speed between a smart device and the LPN-16).

Small cells, typically installed on utility poles or utility strands, are now becoming recognized by industry experts as a key component in the delivery of 5G cellular services. Industry experts also recognize that U.S. wireline operators (cable) are uniquely positioned to establish a “first to market” response for delivering 5G services due to their existing utility pole cable access.

In light of the introduction of the “smartphone” and its increasing number of video and data intensive applications, current carrier networks (using “macro cell” sites) are becoming increasingly challenged to support the data demand in their wide area network coverage. In order to meet this demand, carriers have accepted the fact that small cells will be necessary to continue supporting and expanding current and future cellphone users. The LPN-16 has been ideally designed to meet this new user demand and support the next generation of smartphones. The challenge of this new small cell network design is the cost per user. The cost to service a user on a small cell network as compared to the carrier’s current macro cell networks is higher. To align this increase in cost per subscriber, Wytec introduces a proprietary “neutral host” network architecture designed to serve multiple operators simultaneously on the same network infrastructure. This allows not only greater profit margins per user but a significantly better performance related to upload and download speeds as well as single digit latencies similar to that of fiber optics. Wytec operates as a “wholesale” provider to the operators and does not compete for their retail customers.

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Wytec’s business model includes four (4) closely linked lines of business utilizing both cellular and wireless broadband technology. Its first line of business, known as Distributed Antenna Systems (“DAS”), is designed to enhance a cellular signal within a commercial building making cellphone communication more reliable. Wytec’s second line of business involves wireless broadband delivered via a private network called “Private LTE”. In comparison to Cable, Private LTE broadband allows network owners the ability to filter content or limit access for its users such as students when the network is owned by a school district. The third line of Wytec’s business involves reselling mobile access to mobile operators utilizing its Private LTE network deployments. This service is defined in Wytec’s five-year financial forecast as a Mobile Virtual Network Operator (“MVNO”) and earns revenue by reselling access to its Private LTE deployments. Wytec’s fourth line of business is the completion of the research, development, testing, and certification of our LPN-16 technology, and the sale and licensing of LPN-16 small cells to third-party customers.

In September of 2019, Wytec participated in a Request for Proposal (“RFP”) issued by the Laredo Independent School District (“ISD”) in Laredo, Texas. The RFP was for an in-building solution to their administrative buildings for approximately one million dollars and specified a “Hybrid” DAS system called Cel-Fi. As a distributor of Cel-Fi, Wytec submitted its bid with this solution and was awarded the project. Unknown to Wytec at the time, the Laredo RFP was drafted under a special procurement process that would include other school districts who were members of the Central Texas Purchasing Alliance (“CTPA”). The CTPA consists of a total of 150 ISDs throughout Texas. This Laredo ISD award instantly provided Wytec “approved vendor” status and no longer requires us to participate in RFPs within the CTPA. Rather, Wytec can be chosen (without bidding) to install its chosen technology for other CTPA members.  On April 5, 2020, Wytec received its second In-Building Cellular contract within the CTPA in Round Rock, Texas.  This has now expanded to its third CTPA member, the Southwest ISD located in San Antonio, Texas, for a private LTE solution. The Southwest ISD project is connected to a citywide initiative that may include up to 18 other ISDs within the county of which 11 are members of the CTPA. In addition to winning contracts with ISDs, Wytec has also been able to win in-building cellular solution projects with the Johnson Space Center, the Fountain Place Building (60 Stories) in Dallas, Texas, UMB Bank Technology Center, and Whataburger Corporation.  Wytec expects that this line of business will continue to grow and become a significant portion of our overall annual revenue.

Wytec’s second line of business, designing, configuring and constructing private LTE networks, was initiated by the engagement of Wytec by the Southwest ISD in San Antonio, Texas. The project was significant enough for Wytec to consider a partner for providing complicated engineering services in which Wytec did not have the depth of personnel. Wytec contacted the Nokia Corporation, (one of the three largest LTE manufacturers), consummating into a partnership capable of expanding Wytec’s market potential nationally and internationally. The Southwest ISD private LTE was initiated as a pilot phase one (with two additional phases to be accomplished) of which the first phase was recently completed in December 2020 and is now being managed by Wytec and Nokia. The ultimate objective of the project is to provide accessible, affordable broadband coverage to underserved students within the Southwest ISD. Phase two of the project is now underway with the final initiative to offer the same private LTE broadband connection throughout all 18 of Bexar County’s remaining school districts. Bexar County provides funding to the 19 ISDs utilizing a significant portion of the CARES Act funding recently approved by Congress.

As Wytec deploys additional private LTE networks with connected school districts, it opens up our third line of business, known as a Mobile Virtual Network Operator (“MVNO”). MVNO is designed to provide cellular services to both existing cellular operators and wireline providers such as cable operators and Wireless Internet Service Providers (WISP’s) under a contract arrangement called a MVNO Agreement. This MVNO Agreement would allow Wytec to utilize the Private LTE network built for the ISDs by having Wytec lease a portion of the network capacity from its owner (for example, Bexar County in the current project), and allowing Wytec to sell access to the network to its MVNO clients. This plan provides both a benefit to the ISD (shared revenues) and to Wytec with the deployment of a 5G network with accessibility to mobile operator clients. Wytec will not solicit directly to retail customers and thus plans to earn a small margin on greater volume. Wytec’s LPN-16 networks are expected to utilize the FCC’s most recent spectrum allocation called the Citizen’s Broadband Radio Service (“CBRS”). This spectrum was allocated with unique shared usage and is anticipated to allow a substantial savings to Wytec in delivering its MVNO services. We expect this line of business to remain in the discussion, trial and planning stage in the near term as Wytec manages a wave of new business in the in-building cellular enhancement and private LTE sectors. Currently, Wytec utilizes the Nokia small cell radio in its ISD private LTE deployments. The Company intends to continue with its testing of the LPN-16 with SwRI, evaluating LPN-16’s multi-radio/neutral host delivery capabilities. Wytec plans to offer its small cell solution in the near future for both in-company use with the deployment of ISD private LTE networks and for sale or lease to prospective wholesale clients.

Wytec, due to its patented technology relating to 5G network deployments, has developed close vendor relationships with key technology companies such as Nokia, Erickson, Samsung and Google. We expect to develop additional close vendor relationships as we complete our trials for private LTE services in San Antonio, Texas.

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Common Stock Issuances

During 2014 and 2015, we issued a total of 3,360,000 shares of Series A Preferred Stock in exchange for 168 registered links purchased by outside buyers. This exchange was made pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Between June 2015 and July 2015, we agreed to convert a total of $45,000 of CCI’s outstanding convertible notes into a total of (a) 22,941 shares of our Series B Preferred Stock and (b) 34,411 common stock purchase warrants, all of which have expired. This conversion was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

In 2015, noteholders of Wytec converted outstanding convertible notes into a total of 167,210 shares of our Series B Preferred Stock. This conversion was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

On March 13, 2016, we completed a private offering of 919,763 units, raising gross capital of $2,759,289. Each unit consisted of one share of Series B Preferred Stock and one warrant. Each warrant in each unit has expired. This offering was made pursuant to Rule 506(c) of Regulation D of the Securities Act.

On July 5, 2016, we completed a private offering of 467,702 units, raising gross capital of $1,403,106. Each unit consisted of one share of Series B Preferred Stock and one warrant. The warrants have all expired. This offering was made pursuant to Rule 506(c) of Regulation D of the Securities Act.

On December 31, 2016, we completed a private offering of 903,168 units, raising gross capital of $2,709,504. Each unit consisted of one share of Series B Preferred Stock and one warrant. Each warrant in each unit has expired. This offering was made pursuant to Rule 506(c) of Regulation D of the Securities Act.

During 2016 and 2017, we issued a total of 1,255,000 shares and 1,255,000 common stock purchase warrants in exchange for a total of 125.5 registered links purchased by outside buyers. The warrants have all expired. This exchange was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

From December 2017 to December 2019, we issued a total of 260,000 shares of common stock and 430,000 common stock purchase warrants in exchange for 26 registered links purchased by outside buyers. The warrants have all expired. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

From June 2018 to November 2018, the Company issued a total of 735,000 shares of common stock and 1,470,000 common stock purchase warrants in consideration for the early conversion of Series A Preferred Stock. The warrants have all expired. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

From July 2018 to December 2020, a total of 314,101 shares of Series B Preferred Stock were converted by shareholders into 314,101 shares of the Company’s common stock.

From January 2019 to November 2020, a total of 315,000 shares of Series A Preferred Stock were converted by shareholders into 315,000 shares of the Company’s common stock.

From June 2019 to December 2020, the Company issued a total of 7,989 shares of its common stock to two vendors. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

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In December 2019, the Company issued a total of 21,727 shares of its common stock among nine (9) employees of the Company as a year-end bonus. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

In February 2020, the Company issued 10,000 shares of its common stock to a former employee. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

On April 30, 2020, we completed a private offering, pursuant to Rule 506(c) of Regulation D of the Securities Act, of 205,800 units, raising gross capital of $1,029,000 (the “Prior Offering”). Each unit consists of one share of common stock and one common stock purchase warrant (“Prior Offering Warrant”). Each Prior Offering Warrant is exercisable for cash until December 31, 2021 at an exercise price equal to the greater of (i) $5.00 or (ii) 85% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise. This offering was made pursuant to Rule 506(c) of Regulation D of the Securities Act.

In December 2020, the Company issued a total of 14,474 shares of its common stock among nine (9) employees of the Company as a year-end bonus. This offering was made pursuant to Rule 506(b) of Regulation D of the Securities Act.

We are concurrently offering (“Concurrent Unit Offering”), pursuant to Rule 506(c) of Regulation D of the Securities Act, up to 3,000,000 units (the “Concurrent Offering Units”), each Concurrent Offering Unit consisting of one share of common stock and one common stock purchase warrant (the “Concurrent Unit Offering Warrants”). Each Concurrent Unit Offering Warrant is exercisable for cash until December 31, 2021 at an exercise price per share equal to the greater of (i) $5.00 or (ii) 85% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise. As of January 15, 2021, we have sold $426,905 of Concurrent Offering Units pursuant to this Concurrent Unit Offering. This offering is being made pursuant to Rule 506(c) of Regulation D of the Securities Act.

We are also concurrently offering (the “Concurrent Note Offering”), pursuant to Rule 506(c) of Regulation D of the Securities Act, 100 units (the “Concurrent Offering Note Units”), each unit consisting of (i) $50,000 of 7% promissory notes (the “Concurrent Offering Notes”) and (ii) five thousand common stock purchase warrants (the “Concurrent Note Offering Warrants”). Each Concurrent Offering Note is payable principal and all accrued interest in full on or before August 13, 2021, unless extended by an additional six months in Wytec’s sole discretion up to two times. Each Concurrent Note Offering Warrant is exercisable on a cashless basis into one share of our common stock at an exercise price of $5.00 per share at any time until December 31, 2022. As of January 15, 2021, we have sold $625,000 of Concurrent Offering Notes and 62,500 Concurrent Note Offering Warrants pursuant to this Concurrent Note Offering. This offering is being made pursuant to Rule 506(c) of Regulation D of the Securities Act.

The Concurrent Unit Offering and the Concurrent Note Offering are collectively referred to in the Offering Circular as the “Concurrent Offerings.”

Executive Offices

Our executive offices are located at 19206 Huebner Road, Suite 202, San Antonio, Texas 78258 and our telephone number is (210) 233-8980. Our website address is www.wytecintl.com and our email address is admin@wytecintl.com.

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REGULATION A+

We are offering our common stock pursuant to recently adopted rules by the Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Commission after the qualification of the offering statement of which this Offering Circular is a part.

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THE OFFERING

Issuer	Wytec International, Inc., a Nevada corporation

Common Stock offered by us	4,000,000 shares

Common Stock outstanding (1)	5,967,337 shares

Series A Preferred Stock outstanding (2)	2,310,000

Series B Preferred Stock outstanding (3)	3,421,683

Series C Preferred Stock outstanding (4)	1,000

Preferred and Common Stock to be outstanding after the issuance of the shares in this offering (5)	15,700,020 shares

Price Per Share	$5.00

Use of Proceeds	See “Use of Proceeds”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors”

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(1)	Includes 10,114 shares owned by Mr. William Gray, our chairman, chief executive officer, and president, and 4,159 shares owned by Ms. Donna Ward, our chief financial officer and secretary and a director of Wytec. See “PRINCIPAL SHAREHOLDERS.”

(2)	These shares are owned by subscribers for shares of Series A Preferred Stock issued by us as part of an exchange offer to Registered Linkholders that we made in January 2014 pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933, as amended. See “SUMMARY – Common Stock Issuances.”

(3)	These shares are owned by subscribers for shares of Series B Preferred Stock issued by us as part of prior private placements we made from July 8, 2016 to December 31, 2016, March 14, 2016 to July 5, 2016, and from March 16, 2015 to March 13, 2016 pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, by noteholders of Wytec who elected to exchange their outstanding notes for shares of our Series B Preferred Stock, by noteholders of CCI who elected to exchange their outstanding notes for shares of our Series B Preferred Stock, and by Linkholders of Wytec who elected to exchange their links for shares of our Series B Preferred Stock.

(4)	These shares were issued to Mr. William Gray in July 2016, conferring upon him 51% of the votes as a shareholder on any matter submitted to a vote of the shareholders of the Company.

(5)	The total number of shares of the Company’s preferred stock (“Preferred Stock”) and common stock outstanding assumes that the maximum number of shares is sold in this offering, not including the exercise of any warrants currently outstanding.

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USE OF PROCEEDS

Assuming the sale of all 4,000,000 shares of common stock offered by us, the maximum gross proceeds to the Company from the sale of the shares of our common stock in this offering are $20,000,000. The estimated net proceeds from the offering to the Company is expected to be approximately $17,800,000 after the payment of offering costs including printing, mailing, legal and accounting costs, filing fees, escrow fees, broker-dealer commissions and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. We expect to use the net proceeds from this offering to provide capital for operating costs, director compensation, LPN-16 research and development costs, and for working capital. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of common stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Wytec International, Inc. is planning on utilizing the net proceeds of this offering in the following manner in Fiscal 2021 and Fiscal 2022 (i.e., calendar years 2021 and 2022), in the following order of priority:

(1)	Operating costs. This category reflects operating costs estimated to be incurred for the provision of Wytec’s private LTE services for its ISD customers and the initial expenses associated with its MVNO Operations. This category also includes estimated selling and general administrative costs, not including management compensation, and working capital reserve. The amount of the proceeds of this offering will vary depending on the availability, if any, to the Company of federal funding programs for educational projects. A portion of the working capital may be expended for research and development, primarily through “work-for-hire” contracts (such as SwRI) for further development of its existing intellectual property.

(2)	Continue research and development of LPN-16. We will conduct ongoing research and development of the Company’s LPN-16 patented technology.

(3)	Compensation for directors. We estimate $34,000 per month for 12 months to be paid to hire and compensate current and future board members necessary to meet listing requirements on a listing exchange.

(4)	General and administrative costs, including management compensation. As Wytec grows, we expect to hire more administrative and management personnel to sell our services, manage the execution of our service contracts, and oversee the research, development, engineering, and commercialization of our LPN-16 technology. To the extent that less offering proceeds than expected are available, this category will be reduced and allocated less funds.

(5)	Legal compliance costs. This category includes attorneys and accountants’ fees, annual filing fees, and regulatory compliance costs.

(6)	General working capital. Our working capital requirements will vary depending on the rate of growth that Wytec experiences.

The following table illustrates the estimated use of the estimated net proceeds of this offering assuming the maximum estimated net proceeds of $17,800,000 are received, 75% of the estimated maximum net proceeds are received, 50% of the estimated net proceeds are received, and 25% of the estimated maximum net proceeds are received.

Wytec International, Inc. Estimated Use of Proceeds – 2021 and 2022

	100%	75%	50%	25%
Operating Costs and Working Capital	$14,025,206	$9,575,206	$5,125,206	$675,206

Director Compensation	$408,000	$408,000	$408,000	$408,000

LPN-16 Research, Development	$3,294,794	$3,294,794	$3,294,794	$3,294,794

Marketing and Syndication Costs	$2,200,000	$1,650,000	$1,100,000	$550,000

Total	$20,000,000	$15,000,000	$10,000,000	$5,000,000

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Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are our best estimates of our financial requirements and plans for fiscal years 2021 and 2022. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

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BUSINESS

General

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company,” “we,” “us,” or “our”), is a designer and developer of small cell and wide area networks designed to support 5G deployments across the United States utilizing its patented LPN-16 small cell technology and the integration of other supporting technologies. Wytec was incorporated in November 2011 with the purchase of five (5) United States patents (all of which have since expired) directly related to LMDS, utilized in broadband wireless access technology and originally designed for digital television transmission. In June 2014, Wytec filed a provisional patent for its small cell technology which we now call the “LPN-16.” In December 2017, we were granted a patent for our LPN-16 by the USPTO, patent number 9,807,032. The patent is described as an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System (“UHTMTS”). The design of the LPN-16 has been purposed as a small cell device to be installed on strategically placed utility poles throughout the United States in support of a hybrid dense network necessary for the next generation of mobile communications known as 5G. In December 2020, Wytec was granted a second patent by the USPTO, patent number 10868775 B2, which was an expansion to our original 2017 patent. This patent included all features in the original patent and extends the life of the original patent with additional modifications to 2040. Wytec designs its 5G networks to be capable of supporting private LTE allowing its primary customers to own their own wide area networks. Private LTE networks represent the latest network developments due to the most recent FCC delivery of the Citizens Broadband Radio Service (“CBRS”) spectrum now included in the most recent mobile smart devices including 5G smartphones. As a result of both private LTE and CBRS, municipal governments, cable operators, wireless Internet Service Providers (“WISPs”), and carriers are now potentially primary customers for Wytec. While Wytec is a public reporting company, its common stock is not yet quoted for public trading.

Industry Overview

Since the 1990s, a potent global movement, including a series of intergovernmental summit meetings, was conducted to close what has been popularly defined as the “Digital Divide”. The Digital Divide refers to the gap between those able to benefit from the internet and those who are not. This movement has energized solutions in public policy, technology design, finance and management that would allow all connected citizens to benefit equitably as a global digital economy spreads into the far corners of the world. Recently, the movement has been further energized by the massive economic disturbance of the Coronavirus. Thus, on March 27, 2020, the 116th U.S. Congress passed a $2.2 trillion economic stimulus bill known as the CARES Act. Immediately, billions of dollars of funding requests came in from counties, cities, and ISDs in hopes of further resolving the raging Digital Divide issue and its devastating effect on underserved citizens and students across the United States. A portion of these much-needed funds will be utilized to upgrade America’s communication infrastructure necessary for supporting an increased expansion into the nation’s underserved broadband areas and to support the next generation of cellular services called 5G.

As a result of this increased need for greater data capacity, cellular carriers have been aggressively pursuing new technologies to manage this massive data growth. The next generation of wireless communication services, 5G, has now been introduced and is touted to be the answer to America’s future communications needs in supporting fixed broadband and cellular connectivity. For the U.S. cellular industry to meet this challenge, we believe a radical change in network architecture is needed.

Today 4G LTE data traffic depends on “Macro” cell towers for virtually all of the country’s cellular transmission. These towers, which are easily recognized across America’s landscape, stand several hundred feet in height and support antennas six to nine feet in length. These mammoth towers cost mobile operators billions of dollars to construct and millions more to operate. Macro towers were originally designed to support cellular signals in a radius of two to three miles or more and provide service for thousands of subscribers. This design is no longer adequate to meet current consumer demand or the anticipated speeds of 5G.

To overcome this inadequacy, 5G network architecture condenses the coverage area with the use of small cells, with two primary objectives in mind: to increase data capacity and reduce higher-power transmission signals thus reducing dangerous radiation transmission. Most communication experts agree that small cells will be the driving force behind 5G services enabling gigabit speeds on essentially all communication devices, including Smartphones. Small cells are designed to be mounted on utility poles permitting the flexibility of placement throughout a city supporting citywide ubiquitous coverage. This new architecture has now become the primary infrastructure design for “all” citywide 5G deployments. According to an article by Pricewaterhouse Coopers (“PwC”), “5G networks can’t succeed without a small cell revolution.”

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Connectivity for All

Wytec owns patented small cell technology known as the “LPN-16”. Its neutral-host design is its key differentiation from other small cell technologies, with its ability to support multiple spectrum usage owned and utilized by multiple mobile operators simultaneously. This multi-operator architecture is expected to be overwhelmingly accepted by city governments due to the reduced need for utility poles as compared to a single- operator small cell. Carriers are also expected to avidly embrace Wytec’s solution due to a substantially reduced installation cost and speed of deployment.

Another key feature and differentiation of Wytec’s LPN-16 design is its integration with private LTE networks. Already the City of San Antonio, in a recent article, has indicated a major initiative to deploy a citywide private network to be integrated with its school districts in support of greater distance learning capabilities and increased public safety. Though much of the funding support could rely on the Federal Relief Programs, Wytec believes that it can present a way of “self-funding” these needed initiatives through a collaboration involving existing ISDs federal funds (already in place), revenue derived from a private LTE network (owned by both the city and ISD), and private funding from the capital markets.

Today, carriers dominate the mobile cellular industry, but due to 5G deployment requiring small cells to be installed on utility poles, city governments have significant influence over small cell deployments in accordance with “right of way” regulations requiring pole access. This legal authority by the municipalities has had a major impact on the slow deployment of 5G throughout America’s cities. Without this legal authority, municipal governments fear that carriers could further dominate their presence by overcrowding America’s utility poles with small cells leaving both an eyesore and potential hazards. We believe that Wytec’s LPN-16 diminishes these concerns due to its multi-carrier features allowing for multiple operators to gain access to poles and utilize the network simultaneously.

Revenue Opportunities

In October 2019, Wytec, participated in a request for proposal (the “Proposal”) submitted by the Laredo ISD in Laredo, Texas involving an enhanced cellular solution for the ISD. Laredo ISD is a member of the Central Texas Purchasing Alliance (“CTPA”) consisting of 150 ISDs and the Laredo ISD issues the Proposal under a special “procurement process” allowing for all 150 ISDs to accept the winning bid from one vendor. Wytec won the bid on the Proposal and is now the “only” approved vendor for the chosen technology. The total number of buildings within the CTPA consists of more than 4,300 buildings, representing approximately 513,270,000 square feet at a winning bid of $0.39 per square foot, producing a potential total CTPA buildout estimated to be approximately $195,599,363 over a three-year period, potentially generating that much gross revenue for Wytec and its subcontractors. Wytec is now building out its second school district under this contract and is aligning itself to manage a more aggressive build-out over the coming three-year period. In addition to the current cellular enhancement service provided by Wytec to CTPA, the Company has received a strong interest from the CTPA to construct a private LTE solution (to include Wytec’s patented LPN-16) for the CTPA, potentially representing substantially greater revenue opportunities for Wytec. Wytec currently utilizes Nokia for its small cell deployment needs, but expects to replace this in the future with Wytec’s LPN-16 small cell.

In addition to Wytec’s revenue potential involving cellular enhancement and private LTE, the Company plans to utilize its LPN-16 technology to provide wholesale services to MVNOs, predominately in the cable industry. Today, cable operators are aggressively pursuing mobile product (smartphones) solutions due to their eroding subscriber base to the carriers. This mobile service is currently offered to cable operators by virtually all carriers, but the cable operators struggle to achieve acceptable profit margins through MVNOs due to the current absence of multi-operator neutral host small cell technology, which allows for a reduction of deployment costs with the addition of each additional carrier or cable operator. Wytec anticipates wide acceptance of the LPN-16 by city governments due to its multi-carrier service capability. There are 450 cable operators aggressively pursuing MVNO services in the United States. This initiative by cable operators is anticipated to create a substantial revenue opportunity for Wytec.

As described above, we believe that Wytec’s LPN-16 small cell offers two significant revenue opportunities involving both a potential sale of the LPN-16 to private LTE clients (such as schools and cities) and as a 5G (Wytec owned) network to support its MVNO wholesale clients such as carriers, cable operators, and WISPs. In a recent publication by Allied Market Research, studies suggest that the small cell 5G Market will reach $6.87 billion by 2026.

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National Security Implications

It is no secret that the federal government has identified 5G technology as a high priority. More than $180 billion has been allocated to various components of 5G with cyber-security being at the top. A great concern expressed by the top levels of our federal intelligence divisions has been an eventual attack on America’s power grid, essentially bringing down our primary economic infrastructure, including a substantial interference with America’s financial markets, educational, health, and transportation systems. Recent reports indicate that the total potential cost of this type of cybercrime could exceed $500 billion dollars.

To address these public safety concerns, Wytec recently entered into a comprehensive Contractor Service Agreement with SwRI, to support the efforts to eradicate potential cyber-attacks on America’s communications networks. SwRI, a member of the Joint Base San Antonio (“JBSA”) group, has invited Wytec to participate with the group. This involvement could allow Wytec to utilize its LPN-16 small cell as an open architecture project to begin testing with government approved 5G solutions involving communication vulnerabilities, multi-carrier, multi-spectrum private LTE solutions, and 5G military mobile applications.

The testing to be performed by SwRI is expected to record and validate the following results:

1.	The ability of the LPN-16 to support “multiple” operators (carrier and cable) “simultaneously” within a citywide deployment.

2.	Data speeds of up to 1Gbps to a limited number of users within a radius of 800 feet (about the distance between utility poles).

3.	Consistent latency in single digits (i.e. the connection speed between a smart device and the LPN-16).

On June 3, 2020, the Department of Defense (“DoD”) selected the JBSA as a 5G Security Experimentation site, identifying the critical importance of 5G in military and civilian applications. In the announcement, Joseph Evans, DoD Technical Director for 5G, said, “5G technology is vital to maintaining America’s military and economic advantages.” Wytec is thrilled to be engaged with SwRI and under consideration for the 5G JBSA working group to include the safety and security testing measures with the LPN-16 that will further America’s data security and military needs, as well as assist in protecting America’s cities and school systems.

With the increased capabilities of private LTE networks, edge computing technology, and network slicing, we believe Wytec’s LPN-16 can increase network intelligence to security measures which will be tested in the upcoming San Antonio, Texas trials. We believe this technology will be capable of recognizing data intrusions far sooner and stop potential cyber-attacks long before serious damage and devastating costs are incurred by the U.S. economy.

Wytec’s LPN-16 has been in significant trials for more than two years and is now preparing to launch multiple 5G deployments to combat cyber-attack efforts and support multiple “Internet of Things” (“IOT”) applications. Applications are expected to include city-safety measures, gun-shot detection; protection of America’s power grid; greater security to medical facilities; and enhance commercial buildings including ISDs with private LTE technology. Included in its most recent trials, Wytec received Federal Communication Commission (“FCC”) approval to test commercial access to the CBRS, which was originally authorized for the U.S. Navy radar operators and fixed satellite services. In September 2019, the FCC commercialized the CBRS spectrum in the General Authorized Access (“GAA”) band thereby allowing Wytec to utilize this expansive spectrum for its technology trials prior to a citywide deployment, and for deployment for commercial use.

Wytec’s Network Infrastructure- Supporting Wytec Products/Services

The LPN-16, recognized by USPTO patent number 9,807,032 as expanded by USPTO patent number 10868775 B2, is an “Upgradeable, High Data Transfer Speed, Multichannel Transmission System.” The LPN-16 is a local area network system that includes modular, multi-frequency, multi-channel, upgradable transmission nodes. The transmission nodes can include one or more independent RF modules. They may be configured to include 802.11ac and evolve to LTE and other technology and frequency bands as well as software defined radio attributes. The LPN-16 provides transmission and network services for wireless data, wireless video, wireless voice, voice over internet protocol (“VoIP”), local portal for emergency services, mesh node from one transmission to the next, single channel transmission, multi-channel transmission, Wi-Fi access as well as a number of other similar services. We believe this range of services and the timeline of 5G networks needing small cell capabilities squarely places Wytec in the path of serving several substantial markets such as small cells as a service, outdoor Wi-Fi, the IOT, and a host of other related telecommunications services.

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In-Building Cellular: We believe Wytec offers a powerful alternative to the in-building cellular enhancement market which consists of signal boosters, small cells and related indoor distributed antenna systems (“DAS”). DAS is designed to strengthen cellular signals in facilities where materials interfere with cellular frequencies and diminish the quality of a cellular call or data usage. DAS may be deployed indoors (an “iDAS”) or outdoors (an “oDAS”), and is a way to deal with isolated spots of poor cellular coverage inside a large building by installing a network of relatively small antennas throughout the building to serve as repeaters. Traditional DAS requires the support of the carrier to allow access to their network and can take months to obtain and will cost substantially more.

We believe that our in-building solution, costing about one third (1/3) that of traditional DAS, is a viable alternative solution without the tedious and sometimes delayed support of the carriers and the Company has already deployed the service in more than 20 building facilities. Wytec has established valuable vendor relationships for in-building solutions with Nokia, Ericcson, Samsung and Nextivity.

Wytec, with its preferred vendor relationships, plans to generate significant revenues deploying in-building, private LTE and MVNO services in 2021.

4G LTE: Wytec, through its relationship with Nokia, is able to provide wholesale MVNO services utilizing to access the largest carrier 4G LTE networks in the United States. Recently, both the cable and WISPs are seeking cellular wholesale arrangements to provide cellular services to their product portfolios.

Competition

There are numerous existing and commercially available methods of providing both small cell technology and high-speed internet to multi-tenant commercial and residential units. This makes the telecommunications industry highly competitive, rapidly evolving, and subject to rapid technology changes. Additionally, there are numerous telecommunications service companies that conduct extensive advertising campaigns to capture market share in this highly competitive market. We believe the principal competitive factors affecting our lines of business with utilizing our patented LPN-16 is its “neutral host” features allowing multiple carriers to host on one small cell. Additionally, Wytec’s business model invokes a universal placement strategy through its relationship with cities interested in universal support for its school districts. We believe this has placed Wytec in a unique position to incorporate a neutral host small cell that has universal placement throughout a city.

Competition by Equipment (Small Cell). The HetNet Bible issued by SNS Research has identified approximately 19 small cell vendors offering small cell equipment to network developers. Most, if not all of those vendors utilize the same chipset and provide nearly identical form factors (housing) with standard utility pole and strand mount installations. We are, however, unaware of a single manufacturer who has developed an outdoor small cell device capable of transmitting multiple frequencies on multiple channels from a single device at a single site without frequency interference such as the LPN-16 small cell technology. We believe our LPN-16 small cell access point will set a new standard in the mobile broadband industry. Wytec is now listed in the updated HetNet Bible version 2014-2020 Report on Small Cells, Carrier Wi-Fi, and DAS.

Competition by Service (Internet). There are a substantial number of local, regional, and national residential and commercial Internet Service Providers (“ISPs”) hosting data, voice and texting services in the United States. Publicly traded brands such AT&T, Verizon, T-Mobile, Sprint, Cox Communications, Spectrum, Comcast, and Tower Stream all provide both commercial and/or residential cellular and wired Internet services. Although we have our own hybrid wired-wireless network for delivering our own branded version of Internet services, we also provide, through wholesale agreements, a 4G LTE voice, text, and data service through four of the largest U.S. wireless carriers. These services have significant competition from the carriers providing similar services at less cost and using other communications technologies unavailable to us, as well as having substantial financial resources and brand awareness that we do not have. While some of these technologies and services are now operational, others are being developed or may be developed. As a 4G LTE MVNO, we compete for customers based principally on providing better and lower cost services

Competition for Tower Site Location Rentals (Access). For the deployment of Wytec’s small cell, adequate access to rights-of-way on towers and utility poles is necessary. There are a number of other local, regional, and national parties interested in tower/utility pole space access. This includes the equipment used by various public utilities, including electric utilities, major cellular carriers, fiber optic companies and cable companies, and may also include equipment placed by the municipality for public safety.

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Intellectual Property

Wytec owns an interest in five (5) U.S. patents related to LMDS or millimeter technology, all of which have now expired. In April 2014, we filed a provisional patent representing the LPN-16 small cell device. In March 2015, the Company filed a Taiwanese Patent Application along with Patent Cooperation Treaty (“PCT”) application for patent filings in additional countries. In May 2017, Wytec was granted a patent for its LPN-16 technology and device by USPTO, patent number 9,807,032. In December of 2020, Wytec was granted a second patent for additional claims to its LPN-16 and device by the USPTO, patent number 10868775 B2. We cannot assure that we do not and will not infringe on the intellectual property rights of other parties, or that our patents will be enforceable. We may be subject to legal proceedings and claims in the ordinary course of business and third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages or curtail our product and service offerings. We may also need to redesign some of our products or services to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and could adversely affect our business.

Government Regulation

Wytec generally is subject to all of the governmental regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning the environment, permits for certain activities, workplace safety, labor relations, employee rights, and government taxes. The adoption of any additional laws or regulations may decrease the growth of our business, business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

Employees

As of the date of this Offering Circular, we have ten full-time employees. Currently, there are no organized labor agreements or union agreements between us and our employees. Assuming we are able to earn additional revenue through organic growth, acquisitions and strategic alliances during 2020 and 2021, we may need to hire additional employees. In the interim, we intend to use the services of independent consultants and contractors to perform various professional services when appropriate. We believe the use of third-party service providers may enhance our ability to control general and administrative expenses and operate efficiently.

Property

We currently lease approximately 3,395 square feet of office space at 19206 Huebner Road, Suite 202, San Antonio, Texas 78258 and 2,210 square feet of office space at 19206 Huebner Road, Suite 201, San Antonio, Texas 78258 for approximately $6,100 per month.

Seasonality

Our operations are not expected to be materially affected by seasonality.

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RISK FACTORS

The purchase of shares of our common stock involves substantial risks. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment, and should consult with his own legal and financial advisors.

Risks Relating to Business

If we are unable to renew lease agreements for the locations where our equipment is installed, our business could be harmed. We constructed our first wireless network in Columbus, Ohio to include the installation of our millimeter wave equipment on select rooftops and other structures (our Diamond Ring) pursuant to lease or license agreements designed to send and receive wireless signals necessary for the operation of the network. While we have tested this network, we have not yet launched it for daily commercial operations and have not yet built any other networks, although we are currently doing several cellular enhancement installations, and are building a private LTE network for Bexar County, Texas. Nevertheless, we would typically seek five-year initial terms for our leases with three to five year renewal options. Such renewal options are generally exercisable at our discretion before the expiration of the current term. If these leases are terminated or if the owners of these structures are unwilling to continue to enter into leases or licenses with us in the future, or breach those agreements with us, we would be forced to seek alternative arrangements with other building owners or providers. If we are unable to continue to obtain, retain or renew such leases on satisfactory terms, our business would be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future. Our current business was launched in 2011 and has incurred losses in each year of operation. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we invest in our technology, expand our markets and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be adversely affected.

We are selling telecommunications equipment and services that are relatively new in our portfolio, and the revenue model for them is uncertain. We do not have extensive experience in pricing and billing in-building cellular and private LTE services, nor have we yet deployed LPN-16 with our networks or charged anyone for its capabilities. There is a risk that we may not price and bill sufficiently for our products and services to earn a profit, especially in the early stages of our sale and installation of them. We may continue to incur operating losses even as our sales and revenue increase.

Our Link Program was terminated, and we have liability with respect to the remaining outstanding Links. Through January 2016, Wytec had been relying primarily on the sale of registered links and related equipment and services (“Links”) through Wylink, Inc., our former wholly owned subsidiary which we dissolved in 2020, for revenue and working capital. Wylink terminated the offer and sale of Links in January 2016, except for two sales in July 2016. From June 2016 to December 2017, Wytec had been offering to buy back Links in consideration for the issuance of its Series B Preferred Stock and warrants at $3.00 per unit (i.e. one share of Series B Preferred Stock and one warrant exercisable at $1.50 per share until December 31, 2018). Subsequently, in 2018 and 2019, Wytec has been making exchange offers for Links by offering shares of common stock and warrants for them. As of January 15, 2021, we had repurchased all but 39 outstanding Links that currently remain with third party owners. Those outstanding Links include 22 that are activated and 17 that are not yet and may not be activated. We are generally retaining activated (“live”) Links that are repurchased by us and letting pending Links lapse for the present. Once Links were sold, Wytec incurred substantial costs to provide equipment and make related lease payments on activated Links. The Company has recently shifted its focus to in-building cellular and private LTE services, respectively, and to LPN-16. Consequently, the Company does not plan to sell, lease, use or activate any more Links. In fact, it plans to continue to try to repurchase them to give Linkholders a better opportunity to monetize their purchase of them and to strengthen the Company’s balance sheet by having holders exchange them for equity. We have recorded a current liability for “other payables” on our balance sheet for the remaining outstanding Links. There is no assurance that the Company will be able to retire the rest of the outstanding Links, or that it will not have claims asserted by Linkholders against it for forced activations and lease renewals or refunds.

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Our success depends in part on the results of current and planned tests of our proprietary LPN-16 technology. Testing thus far has included environmental and radio frequency interference testing with our manufacturer and multiple speed tests utilizing an integrated 2.4GHz and 5GHz Qualcomm 802.11ac chipset which we completed in December of 2014. Additional tests will include proof of concept testing for network load balancing, public safety Band 14 and mobile network operator mobile data offloading, and WiFi and backhaul network testing. While we expect future tests of our LPN-16 to go well since preliminary testing of the technology in San Antonio, Texas was positive, the LPN-16 may not work as we have currently designed and constructed it, causing us material delays and harm. If the LPN-16 fails the upcoming tests or the tests are materially delayed, it could have a material adverse impact on our financial condition, operating results, and business performance. The timing of the commencement of the launch of the LPN-16 product line is currently uncertain, and may be delayed until we have more capital to fund it. There is no assurance that our LPN-16 or any other proprietary technology that we develop will be successful, will work as planned, or can be commercialized or monetized profitably.

If the comprehensive testing to be conducted by the SwRI does not yield favorable results, the execution of our business plan could be delayed or otherwise adversely effected. We are planning to conduct comprehensive trials in the near future with SwRI to test the efficacy of the LPN-16, and while we expect good results with respect to transmission speed, capacity, latency, clarity, and related performance parameters, there is no assurance that the actual results will not be less than expected. There is no assurance as to the date on which the trials will be conducted and completed. The trials with satisfactory results are a necessary predicate to commercializing and deploying our LPN-16 small cell technology. There is no assurance as to the performance results that will be experienced in the upcoming trials. If the results are not satisfactory, we will be delayed in the execution of our business plan, our costs will rise as we make necessary adjustments to the prototypes, and our anticipated revenue will be reduced or delayed.

We must adapt quickly to changes in technology. Telecommunications technology is a rapidly evolving technology. We must keep abreast of this technological evolution. To do so, we must continually improve the performance, features and reliability of our equipment and related products. If we fail to maintain a competitive level of technological expertise, then we will not be able to compete in our market.

Our inability to respond timely to technological advances could have an adverse effect on our business. We must be able to respond to technological advances and emerging industry standards and practices on a cost- effective and timely basis. We can offer no assurance that we will be able to successfully use new technologies effectively or adapt our products and services in a timely manner to a competitive standard. If we are unable to adapt in a timely manner to changing technology, market conditions or customer requirements, then we may not be able to successfully compete in our market.

We may not be able to withstand fluctuations in our industry because our business is not diverse. We have limited financial resources, so it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular industry and therefore increase the risks associated with our operations.

Our ability to protect our intellectual property is uncertain. We assigned our five Patents to our subsidiary, Wytec, LLC, which was then managed and 50% owned by General Patent Corporation. General Patent Corporation (“GPC”), the oldest patent enforcement firm in the United States, represents clients on patent enforcement rights and licensing transactions on a contingency basis. GPC was the manager of Wytec, LLC until 2017, when it assigned all of its rights in Wytec, LLC back to us. After extensive research and analysis, GPC elected not to assert infringement claims for the Patents on behalf of us and itself through Wytec, LLC. All five previous patents prior to 2017 have expired. We re-acquired the 50% of Wytec, LLC that we did not already own, and became the manager of it. In 2014, we filed a new provisional patent application for our proprietary LPN-16 data transmission technology. We have applied for additional patents and may do so in the future. On October 31, 2017, we received our first patent for the LPN-16 (patent number 9,807,032). In December of 2020, Wytec was granted a second patent (patent number 10868775 B2), for our additional claims to our original 2017 patent. There is no assurance that this patent or any other patent that may be granted to us, if any, in the future will be enforceable. We will have limited resources to fight any infringements on our proprietary rights and if we are unable to protect our proprietary rights or if such rights infringe on the rights of others, our business would be materially adversely affected. The current manufacturer of our LPN-16 owns the intellectual property rights to certain software used in the device, for which our license is only exclusive for the first three years of sales, after which it is nonexclusive in perpetuity. This arrangement may enable our competitors to more readily enter the market for this type of equipment.

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Our business may be adversely affected by competition. The telecommunications industry is highly competitive. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. Certain competitors may be able to secure products from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing than we will. We cannot assure that we will be able to compete successfully against these competitors, which ultimately may have a materially adverse effect on our business, results of operations, financial condition and potential products in the future.

Our business is subject to government regulation. Aspects of our telecommunication business are subject to and designed to comply with the regulations of the FCC. A change in those regulations or significant diminution of the right to access, use or license of a spectrum that we seek, may have a material adverse effect on our operating results, financial condition, and business prospects and performance. We are also subject to regulations applicable to businesses generally, including without limitation those governing employment, construction, permit requirements, the environment, and health and safety, those governing the telecommunications industry, and the FCC. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

We cannot assure that we will achieve profitability. We cannot assure that we will be able to operate profitably in the future. Profitability, if any, will depend in part upon our ability to successfully develop and market our proprietary telecommunications technology, and other products and services. We may not be able to transition successfully from our current stage of business to a stabilized operation having sufficient revenues to cover expenses. While attempting to make this transition, we will be subject to all the risks inherent in a small business, including the need to adequately service and expand our customer base and to maintain and enhance our current services.

We are exposed to various possible claims relating to our business and we may not have sufficient insurance to fully protect us. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business, even though we currently maintain insurance policies for liability and property insurance coverage, along with workmen’s compensation and related insurance. Should uninsured losses occur, our investors could lose their invested capital.

We may incur additional indebtedness. We cannot assure that we will not incur additional debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We are currently conducting a Concurrent Note Offering of promissory notes and warrants seeking to raise up to $5,000,000 of additional capital. To date, we have sold $625,000 of the promissory notes and warrants to one accredited investor.

We expect to incur losses for the near future. We project that we will incur development and administrative expenses and operate at a loss for the foreseeable future unless we are able to generate substantial revenues from our existing and planned proprietary products and services. We cannot be certain whether or when we will be able to achieve profitability because of the significant uncertainties with respect to our business.

We may incur cost overruns. We may incur substantial cost overruns in the development and deployment of our proprietary products and services. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources or may cause us to lose our entire investment in our business if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return on investment in us is diminished.

We could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

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We may face litigation in the future. We may incur substantial legal fees and costs in connection with future litigation, if any. The Company carries Officers’ and Directors’ liability insurance, as well as other forms of insurance customarily carried by companies such as Wytec, but there is no assurance that our insurance policies will be adequate to cover all of our litigation costs. There is also a risk that we could face litigation and regulatory claims that could have a material adverse effect on our financial condition, operating results, and business. For example, a former Linkholder and current Series B Preferred Stockholder of the Company has requested a refund of his payments to Wytec. While the Company does not believe that this individual is entitled to a refund, the Company has been amenable to refunding him, but not in excess of the amount he paid for his Links, which he previously exchanged for the Series B Preferred Stock that he currently owns. If this individual does not accept the Company’s offer and commences litigation or the Company becomes involved in other litigation, there could be a material adverse effect on the Company.

We may not have adequate funds to implement our business plan. We have limited capital available to us. Although we anticipate securing additional funding from the issuance of additional securities, we cannot assure that we will secure all or any of the funding we anticipate. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations and business performance would be materially adversely affected. We cannot assure that we will have adequate capital or financing to conduct our business or to grow.

Our limited resources may prevent us from retaining key employees or inhibit our ability to hire and train a sufficient number of qualified management, professional, technical and regulatory personnel. Our success may also depend on our ability to attract and retain other qualified management and personnel familiar in telecommunications industry. Currently, we have a limited number of personnel that are required to perform various roles and duties as a result of our limited financial resources. We intend to use the services of independent consultants and contractors to perform various professional services, when appropriate to help conserve our capital. If and when we determine to acquire additional personnel, we will compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot provide any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

The loss of the services of any or our management or key executives could adversely affect our business. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of an officer or director could have a material adverse impact on us. We are generally dependent upon our primary executive officer, William H. Gray, for the direction, management and daily supervision of our operations. We do not currently have any employment agreements with any members of our management team.

The consideration being paid to management has not been determined at arm’s-length. The common stock and cash consideration being paid by us to our management have not been determined based on arm’s-length negotiation. We may grant stock options and other equity incentives to our executive officers and directors, which may further dilute our shareholders’ ownership of us. While management believes that the consideration is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of its services.

Directors and officers have limited liability. As permitted by the Nevada General Corporation Law, our certificate of incorporation and by-laws limit the personal liability of our directors and officers and authorize our indemnification of them, but such provision does not eliminate or limit the liability of a director or officer in certain circumstances, such as for: (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Nevada General Corporate Law; or (iv) for any transaction from which the director derived an improper personal benefit. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

Global and regional economic conditions could materially adversely affect the Company’s business, results of operations, financial condition and growth. Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect demand for the Company’s products and services. In addition, consumer confidence and spending could be adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, declines in income or asset values, changes to fuel and other energy costs, labor and healthcare costs and other economic factors.

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In addition to an adverse impact on demand for the Company’s products, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on the Company’s suppliers, contract manufacturers, logistics providers, distributors, cellular network carriers and other channel partners. Potential effects include financial instability; inability to obtain credit to finance operations and purchases of the Company’s products; and insolvency.

A downturn in the economic environment could also lead to increased credit and collectability risk on the Company’s trade receivables; the failure of derivative counterparties and other financial institutions; limitations on the Company’s liquidity, which is currently minimal; and declines in the fair value of the Company’s financial instruments. These and other economic factors could materially adversely affect the Company’s business, results of operations, financial condition and growth.

The Company’s ability to compete successfully depends heavily on its ability to ensure a continuing and timely introduction of innovative new products, services and technologies to the marketplace.

The Company could be subject to changes in its tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities. The Company is subject to taxes in the U.S. due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. The Company’s effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. The Company is also subject to the examination of its tax returns and other tax matters by the U.S. Internal Revenue Service and other tax authorities and governmental bodies. The Company regularly assesses the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of its provision for taxes. There can be no assurance as to the outcome of these examinations.

Impact of COVID-19 on Wytec’s business. Wytec expects delays in the commencement of its next installation with the Laredo, Texas school district because district staff has not been consistently available to coordinate the installation of the Company’s equipment at their schools as a result of the COVID-19 pandemic. The Company also expects that as state actions in response to COVID-19 continue to disrupt commerce at all levels of industry, the Company will experience delays in its supply chain. Although the Company is taking measures to mitigate the effect of COVID-19 on the Company’s business as much as possible, the Company is unable to predict the overall impact of the pandemic on the Company at this time.

Risks Related to the Offering

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are released from escrow, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily. The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

We are offering Shares on a best-efforts basis. The shares are offered on a “best efforts” basis. We cannot assure that all or any specified number of the shares will be sold and the desired capital raised through this offering. Our proposed operations are subject to all the risks inherent in a growing business enterprise, including the likelihood of operating losses.

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After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because technology and new product companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to Our Common Stock

No market for our common stock currently exists, and an active trading market may not develop or be sustained. Our stock price may fluctuate significantly. There is currently no public market for our common stock. We intend to apply to have our common stock quoted and traded on the OTC-QX Market, or the NASDAQ Capital Market. There is no assurance that the Company’s application for listing its common stock for trading on the NASDAQ Capital Market will be accepted. In order to have our common stock quoted for public trading on the OTC-QX Market, which is an over-the-counter market, not an exchange, we must have a market maker registered with FINRA to sponsor our application for a trading symbol for that over-the-counter market. There is no assurance that we will find a market maker to sponsor our common stock for public trading. An active trading market for our common stock may not develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price and trading volume being depressed or volatile. We cannot predict the prices at which our common stock may trade. The market price of the common stock may fluctuate widely and decline, depending on many factors, some of which may be beyond our control.

There is no assurance that we will be acquired by another company at an advantageous price on acceptable terms. A potential exit strategy for our shareholders includes a possible sale of the Company to a third-party buyer at an acceptable price. There is no assurance that such an opportunity will arise, and price and terms would have to be acceptable to management and likely to the holders of at least a majority of our outstanding voting securities.

The concentration of our capital voting stock ownership may limit our stockholders’ ability to influence corporate matters and may involve other risks. William H. Gray, our chief executive officer, is currently the beneficial owner of an aggregate (not subject to dilution) of approximately 51% of Wytec’s outstanding voting power. As a result of such stock ownership, Mr. Gray is able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

Your percentage ownership in us may be diluted in the future. Our board of directors has the authority to cause us to issue additional securities and convertible securities at such prices and on such terms as it determines in its discretion without the consent of the stockholders, including without limitation common stock, preferred stock, warrants, stock options, and convertible notes. Consequently, our shareholders are subject to the risk that their ownership in us will be substantially diluted in the future.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock. We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income should therefore not purchase our common stock. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. If our stockholders sell substantial amounts of our common stock in the public market if one ever develops, or upon the expiration of any statutory holding period under Rule 144 or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Our stock price may be volatile. The market price of our common stock may be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock in general.

DIVIDEND POLICY

We have not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

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CAPITALIZATION

The following table sets forth as of September 30, 2020 (i) our capitalization, (ii) our capitalization as adjusted to reflect the sale by the Company of 4,000,000 shares of our common stock at a purchase price of $5.00 per share in this offering, and (iii) the application of the estimated net proceeds from this offering as described under “USE OF PROCEEDS.”

	September 30, 2020 (Unaudited)
	Actual	As Adjusted (1)

Long Term Debt:	$246,936	$246,936

Shareholders’ Equity:
Common Stock, par value $0.001 per share, 495,000,000 shares authorized, 5,504,291 shares issued and outstanding (2)(3), 9,504,291 shares issued and outstanding, as adjusted (2)(3)	$29,762	$33,762

Preferred Stock, par value $0.001 per share, 20,000,000 shares authorized, 2,420,000 shares of Series A Preferred Stock issued and outstanding (3)	$2,520	$2,520

3,651,249 shares of Series B Preferred Stock issued and outstanding (4)	$3,652	$3,652

1,000 shares of Series C Preferred Stock issued and outstanding	$1	$1

Additional Paid in Capital	$25,874,719	$43,670,719

Retained Earnings (Deficit)	($21,803,842)	($21,803,842)

Treasury Stock (5)	($5,684,292)	($5,684,292)

Total Shareholders’ Equity	($1,577,480)	$16,222,520

Total Debt and Shareholders’ Equity	($1,330,544)	$16,469,456

__________

(1)	The capital to be raised from the placement of the common stock is expected to be a potential maximum of $20,000,000. The actual capitalization is adjusted to reflect the assumption that 4,000,000 shares of our common stock are issued pursuant to this placement, with $2,200,000 deducted for the estimated offering costs for the placement of the shares.

(2)	The total number of shares of our common stock outstanding does not include the issuance of 44,006 shares pursuant to our Concurrent Unit Offering from October 1, 2020 to the date of this Offering Circular or the exercise of 2,445,273 common stock purchase warrants outstanding as of the date of this Offering Circular. See “TERMS OF THE PLACEMENT.”

(3)	Does not include the conversion of 110,000 shares of Series A Preferred Stock into 110,000 shares of common stock after September 30, 2020.

(4)	Does not include the conversion of 229,566 shares of Series B Preferred Stock into 229,566 shares of common stock after September 30, 2020.

(5)	Includes 24,134,448 shares of common stock, 140,000 shares of Series A Preferred Stock, and 84,535 shares of Series B Preferred Stock that have been retired by the Company.

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DILUTION

As of September 30, 2020, the net tangible book value of Wytec was ($1,330,544) or approximately ($0.14) per share of common stock, assuming the conversion of 2,420,000 shares of Series A Preferred Stock and 3,651,249 shares of Series B Preferred Stock outstanding as of September 30, 2020 into 6,071,249 shares of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of total assets less intangible assets and liabilities (i.e. the total stockholders’ deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after September 30, 2020, other than to give effect to the issuance of 4,000,000 shares of common stock being offered by us in this Memorandum, but without giving effect to the exercise of the Warrants, the pro forma net tangible book value at September 30, 2020 would have been $16,222,520 or approximately $1.04 per share. Thus, as of September 30, 2020, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $1.18 without any additional investment on their part and the purchasers of the Units will incur an immediate dilution of approximately $3.96 per share from the private placement price, assuming conversion of the Series A Preferred Stock and Series B Preferred Stock into common stock. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Subscription Price per Share (1)	$5.00
Net Tangible Book Value per Share before Offering	$(0.14)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby	$1.18
Net Tangible Book Value per Share after Offering	$1.04
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$3.96

______________

(1)	Before deduction of offering expenses.

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MANAGEMENT

Executive Officers, Directors, and Significant Employees of Wytec

The table below sets forth our directors, executive officers, and significant employees of as of December 31, 2020.

Name	Position	Age	Term of Office	Approximate Hours Per Week
William H. Gray	Chairman of the Board, Chief Executive Officer, and President	70	Inception to Present (1)	40
Donna Ward	Director and Secretary	52	September 2019 to Present (1)	40
Donna Ward	Chief Financial Officer	52	January 2020 to Present (1)	40
Mark J Richardson	Director	67	September 2019 to Present (1)	(2)

_______________

(1)	This person serves in those positions until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in November 2011, or since the date indicated, if not since inception.

(2)	This person is a non-employee, non-independent director of the Company.

William H. Gray has been the chairman and chief executive officer of Wytec since November 2011, the president of Wytec since April 2020, a director of CCI since November 2008, and the chief executive officer, president, and chief financial officer of CCI since February 10, 2009. Mr. Gray was the president of Wytec from November 2011 to September 2019, the chief financial officer of Wytec from November 2011 to January 2020, and the corporate secretary of Wytec from November 2011 to April 2014 and again from November 2015 to February 2019. Mr. Gray was the secretary of CCI from February 2009 to April 2014 and again since July 2015. Mr. Gray has over 19 years of experience in the planning, development, and implementation of wide area networks in both wired and wireless configurations. As the president and chief executive officer of Wireless Wisconsin, LLC, a wholly owned subsidiary of CCI, he developed one of the state’s first ISPs to enter into the internet industry by forming and developing a statewide telecommunications network in the state of Wisconsin starting in 1995. Wireless Wisconsin, LLC later became one of the first ISP’s to become a competitive local exchange carrier (“CLEC”) in the state of Wisconsin.

Donna Ward has been the chief financial officer of Wytec since January 2020 and the corporate secretary and a director of Wytec since September 2019. From May 2019 until January 2020, she was the financial accountant for Wytec. From May 2018 until joining Wytec in May 2019, she was an independent accounting consultant for private business. From June 2013 to April 2018, she was a tax accountant with the Transaction Tax Department in San Antonio, Texas, where her responsibilities included preparing and filing multistate motor fuel tax returns, amended tax returns, and completing federal electronic tax payments. From February 2009 to June 2013, she was a tax accountant with the Transaction Tax Department in San Antonio, Texas, where her responsibilities included preparing federal corporate income tax returns, state corporate income and franchise tax returns, and state corporate annual returns. From August 2006 to February 2009, Ms. Ward was a tax accountant with Valero Energy Corporation. From October 1998 to August 2006, she was a staff accountant for various companies including Albuquerque Tax Advisors, Inc. (June 2002 to August 2006 and October 1998 to June 2000), Alamo Door Systems (September 2001 to February 2002), and Alamo Area Council-Boy Scouts of America (July 2000 to September 2001). Ms. Ward received a master’s degree in Business Administration from Ashford University in 2011 and a bachelor’s degree in Accounting from Ashford University in 2010.

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Mark J. Richardson has been a director of Wytec since September 2019. He has been a securities lawyer since he graduated from the University of Michigan Law School in 1978. He practiced as an associate and partner in large law firms until 1993, when he established his own practice under the name Richardson & Associates. He has been the principal securities counsel on a variety of equity and debt placements for corporations, partnerships, and real estate companies. His practice includes public and private offerings, venture capital placements, debt restructuring, compliance with federal and state securities laws, representation of publicly traded companies, Nasdaq and FINRA filings, corporate law, partnerships, joint ventures, mergers, asset acquisitions, and stock purchase agreements. As a partner in a major international law firm in the 1980’s, Mr. Richardson participated in the leveraged buyout and recapitalization of a well-known producer of animated programming for children, financed by Prudential Insurance and Bear Stearns, Inc. He was also instrumental in restructuring the public debentures of a real estate company without resorting to a bankruptcy proceeding. From 1986 to 1993, Mr. Richardson was a contributing author to State Limited Partnerships Laws – California Practice Guide, Prentice Hall Law and Business. Prior to receiving his juris doctor degree cum laude from the University of Michigan Law School in 1978, Mr. Richardson received a bachelor of science degree summa cum laude in Conservation from the University of Michigan School of Natural Resources in 1975, where he earned the Bankstrom Prize for academic excellence and achieved Phi Beta Kappa honors. Mr. Richardson is an active member of the California State Bar Association, including the Section on Corporations, Business, and Finance. Richardson & Associates is outside corporate legal counsel for the Company.

Administrative Order

On February 13, 2008, the Wisconsin Department of Financial Institutions, Division of Securities issued an Order of Prohibition (Consent) against William H. Gray and DiscoverNet, Inc. (a prior subsidiary of CCI dissolved in bankruptcy in 2009), ordering that they not make or cause to be made to any person or entity in Wisconsin any further offers or sales of securities unless and until such securities qualify as covered securities or are registered under Chapter 551, Wis. Stats., or successor statute, or are properly exempted from registration.

Compensation of Executive Officers

During the Company’s fiscal year ended December 31, 2020, the Company paid the following aggregate salaries to their current executive officers:

Name (1)	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)(5)	Total compensation ($)
William H. Gray (2)	Chief Executive Officer and President	$249,687	0	$249,687
Donna Ward (3)	Chief Financial Officer and Secretary	$90,390	$2,820	$93,210
Robert Merola (4)	Former President and Former Chief Technical Officer	$72,211	0	$72,211

_________________

(1)	All current officers serve at will without employment contracts.
(2)	Mr. Gray stepped down as the chief financial officer of Wytec on January 30, 2020.
(3)	Ms. Ward joined Wytec as a financial accountant in 2019 and was appointed as the secretary of Wytec on September 20, 2019 and as the chief financial officer of Wytec on January 30, 2020.
(4)	Mr. Merola was appointed as the chief technical officer of Wytec on January 16, 2018 and as the president of Wytec on September 20, 2019. He resigned as the chief technical officer and president of Wytec, effective April 30, 2020.
(5)	Other compensation in the Table is the estimated value of common stock and warrants issued to this person as compensation during the fiscal year ended December 31, 2020.

Compensation of Directors

We currently do not pay our directors any compensation for their services as board members. Upon completion of this offering, we plan to pay our non-employee directors $500 per board meeting attended in person or telephonically. In addition, we plan to compensate members of our board committees as follows: (i) each independent member of the audit committee will receive $500 per meeting and (ii) each independent member of the compensation and governance committees will receive $500 per meeting.

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Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. A stock incentive program for our directors, executive officers, employees and key consultants has not been established. See “MANAGEMENT – Stock Option Plan.”

Stock Option Plan

We have not yet, but may in the future, establish a management equity incentive plan pursuant to which stock options and restricted stock awards may be authorized and granted to the executive officers, directors, employees and key consultants of Wytec. In the event we establish the equity incentive plan, we expect to authorize approximately 10,000,000 shares or more for future issuance.

Warrants

We have a total of 2,445,273 common stock purchase warrants outstanding to purchase up to 2,445,273 shares of our common stock, 85,381 of which are Concurrent Unit Offering Warrants, 62,500 of which are Concurrent Note Offering Warrants, 2,000,000 of which are held by our chief executive officer and are exercisable until December 31, 2022 at an exercise price of $1.00 per share, 85,800 of which are exercisable until December 31 2021 at an exercise price of the greater of (i) $5.00 per share or (ii) 85% of the average closing price of our common stock, as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise, and 211,592 of which are held by investors and are exercisable until December 31, 2021 at an exercise price of $5.00 per share.

Board of Directors

Our board of directors currently consists of three directors. None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We plan to appoint independent directors to our board of directors in the future, to serve on our planned committees.

Committees of the Board of Directors

We plan to establish an audit committee, compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by independent directors, who will advise the whole board of directors in the course of seeking authorization for any proposed resolutions, or for general reports and recommendations. The following is a brief description of our contemplated committees.

Audit Committee. Currently, we do not have an audit committee. Until a formal committee is established, the board of directors will perform the necessary functions of an audit committee, such as: recommending an independent registered public accounting firm to audit the annual financial statements; reviewing the independence of the independent registered public accounting firm; review of the financial statements and other required regulatory financial reporting; and reviewing management’s policies and procedures in connection with its internal control over financial reporting. Currently management does not believe that it has an independent director who qualifies as a financial expert to form the planned audit committee. We believe the cost related to retaining a financial expert at this time is prohibitive. At such time the Company has the financial resources, a financial expert will be appointed.

We plan to establish an audit committee consisting of members considered to be independent as defined in Rule 4200 of FINRA’s listing standards and who meet the applicable FINRA listing standards for designation as an “Audit Committee Financial Expert.” Our board of directors also plans to adopt a written charter of the audit committee. The functions of the audit committee will include:

•	meeting with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;

•	recommending to the board of directors the engagement of our independent auditors and oversight of the work of the independent auditors;

•	reviewing our financial statements and periodic reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; and

•	administering and discussing with management and our independent auditors our code of ethics.

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Compensation Committee. We currently do not have a compensation committee of the board of directors. Until a formal committee is established, our board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. We plan to establish a compensation committee. The functions of the compensation committee will include:

•	reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain employee benefit plans;

•	exercising authority under certain employee benefit plans; and

•	reviewing and approving executive officer and director indemnification and insurance matters.

Nominating Committee. We do not have a nominating committee or nominating committee charter. Our board of directors performs some of the functions associated with a nominating committee. We elected not to have a nominating committee during the year ended December 31, 2020 because we had limited operations and resources. We plan to establish a corporate governance and nominating committee. The functions of the corporate governance and nominating committee will include:

•	developing and recommending to the board of directors our corporate governance guidelines;

•	overseeing the evaluation of the board of directors;

•	identifying qualified candidates to become members of the board of directors;

•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and

•	selecting candidates to fill vacancies on the board of directors.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

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We intend to enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation’s certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our board of directors the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of January 15, 2021 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 5,967,337 shares of common stock, 2,310,000 shares of Series A Preferred Stock, and 3,421,683 shares of Series B Preferred Stock outstanding as of January 15, 2021. Unless otherwise noted below, the address of each person listed on the table is c/o Wytec International, Inc., 19206 Huebner Road, Suite 202, San Antonio, Texas 78258.

Name and Position of Beneficial Owner	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
	Number	Percent (2)	Number	Percent (2)

William H. Gray, Chairman, Chief Executive Officer, and President	2,010,114(1)	54.31%	2,010,114(1)	53.57%

Donna Ward, Chief Financial Officer, Secretary, and Director	4,159	*	4,159	*

Mark J. Richardson, Director	0	0	0	0

All directors and executive officers as a group (three persons)	2,014,273	54.32%	2,014,273	53.58%

_________

*Represents less than 1% of our outstanding common shares.

(1)	Includes 2,000,000 common stock purchase warrants exercisable at an exercise price of $1.00 per share until December 31, 2022.

(2)	Reflects 1,000 shares of Series C Preferred Stock owned by William H. Gray conferring on him the right to vote 51% of the total outstanding shareholder voting power.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Mark J. Richardson, the Company’s special counsel, is a partner at Richardson & Associates, which performs legal services for Wytec as outside legal counsel. Mr. Richardson does not own any shares of the common stock of Wytec.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 495,000,000 shares of common stock, par value $0.001 per share, of which approximately 5,967,337 shares are issued and outstanding as of January 15, 2021. Our authorized capital stock also includes 20,000,000 shares of Preferred Stock, par value $0.001, 4,100,000 of which have been designated as Series A Preferred Stock, 2,310,000 of which are issued and outstanding, 6,650,000 of which have been designated as Series B Preferred Stock, 3,421,683 of which are issued and outstanding, and 1,000 of which have been designated as Series C Preferred Stock, all of which are issued and outstanding. See “CAPITALIZATION.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 20,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 2,310,000 shares of Series A Preferred Stock outstanding, 3,421,683 shares of Series B Preferred Stock outstanding, and 1,000 shares of Series C Preferred Stock outstanding.

Series A Preferred Stock

No Voting Rights. The Series A Preferred Stock is nonvoting capital stock, but may be converted into voting common stock of the Company.

Dividends. The holders of the Series A Preferred Stock are not entitled to any dividends unless and until the Series A Preferred Stock is converted into common stock.

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) Wytec subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of our common stock, the consolidation or merger of Wytec with or into another company, the sale, conveyance or other transfer of substantially all of our assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of our outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of our common stock of securities convertible into, or exchangeable for, such shares of common stock. Each outstanding share of Series A Preferred Stock will automatically convert into one share of common stock (a) if Wytec common stock commences public trading on the NASDAQ Capital Market or better, (b) if the Series A Preferred Stockholder receives distributions from the Net Profits Pool equal to the original purchase price paid for their Registered Links, or (c) five years after the date of issuance of the Series A Preferred Stock. We do not have any other right to require a conversion of the Series A Preferred Stock into common stock.

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Redemption. We do not have the option to redeem outstanding shares of Series A Preferred Stock.

Preemptive Rights. A holder of the Series A Preferred Stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec.

Liquidation Preference. In the event of a liquidation, dissolution or winding-up of Wytec, whether voluntary or otherwise, after payment of our debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive from our remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of the Series A Preferred Stock and payment of any other distributions that may be required with respect to any other series of Preferred Stock, our remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the Series A Preferred Stock on an as-if converted basis.

Series B Preferred Stock

Voting Rights. On all matters submitted to a vote of the shareholders of Wytec, the holders of the Series B Preferred Stock will vote on an as-converted basis with the common stock. See “DESCRIPTION OF SECURITIES – Series B Preferred Stock - Conversion.”

Dividends. The holders of the Series B Preferred Stock are not entitled to any dividends unless and until the Series B Preferred Stock is converted into common stock.

Conversion. Each share of Series B Preferred Stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) Wytec subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of our common stock, the consolidation or merger of Wytec with or into another company, the sale, conveyance or other transfer of substantially all of our assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of our outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of our common stock of securities convertible into, or exchangeable for, such shares of common stock. Each outstanding share of Series B Preferred Stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of Wytec common stock if Wytec’s common stock commences public trading on the NASDAQ Capital Market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the Series B Preferred Stock. We do not have any other right to require a conversion of the Series B Preferred Stock into common stock.

Redemption. We do not have the option to redeem outstanding shares of Series B Preferred Stock.

Preemptive Rights. A holder of the Series B Preferred Stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec.

Liquidation Preference. In the event of a liquidation, dissolution or winding-up of Wytec, whether voluntary or otherwise, after payment of our debts and other liabilities, the holders of the Series B Preferred Stock will be entitled to receive from our remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the Series A Preferred Stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the Series A Preferred Stock and the Series B Preferred Stock, and payment of any other distributions that may be required with respect to any other series of Preferred Stock, our remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the Series A Preferred Stock, and the holders of the Series B Preferred Stock on an as-if converted basis.

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Series C Preferred Stock

Voting Rights. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of Wytec. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series C Preferred Stock. For example, if there are 10,000 shares of our common stock issued and outstanding at the time of such shareholder vote, the holders of the Series C Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws or Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series C Preferred Stock, or effecting any reclassification of the Series C Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series C Preferred Stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of Series C Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series C Preferred Stock.

Dividends. The holders of the Series C Preferred Stock are not entitled to any dividends.

Conversion. Holders of the Series C Preferred Stock have no conversion rights.

Redemption. The shares of the Series C Preferred Stock shall be automatically redeemed by us at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of Wytec, or (ii) on the date that our shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of Wytec, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series C Preferred Stock set forth in this Certificate of Designation.

Preemptive Rights. A holder of the Series C Preferred Stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec.

Liquidation Preference. The holders of the Series C Preferred Stock are not entitled to any liquidation preference.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Wytec International, Inc., a Nevada corporation (“Wytec,” the “Company,” “we,” “us,” or “our”) is the developer of a technology called the “LPN-16,” consisting of chipsets, software, hardware designs and antennas that enable strengthened Wi-Fi and cellular transmission within a concentrated coverage area of approximately 1,000 feet in circumference. The hardware consists of a chassis or framework approximately 32 inches in height with a radius of approximately 12 inches. It is designed to be installed on a utility pole to provide dense network coverage. The unit, referred to as an outdoor “small cell”, is designed to increase Wi-Fi and cellular capacity and signal strength by placing a large number of them in densely populated areas as compared to the traditional macro site cellular towers covering a much larger area of approximately two (2) miles. The growth of small cells is in response to delivering substantially greater speeds to smartphones and other smart devices in preparation for the next generation of cellular technology now referred to as 5G.

When Wytec was first founded, we obtained five (5) United States patents (the “Patents”), all of which have expired, related to Local Multipoint Distribution Service (“LMDS”) originally designed for digital television transmission, and later discovered to be useful in wireless broadband technology. Today Wytec utilizes Millimeter and Microwave spectrum as a wireless point to point backhaul for transmitting to its LPN-16 technology. This configuration is being tested in San Antonio, Texas and represents the center piece of Wytec’s 5G initiatives desired by large commercial buildings, school districts and municipalities. Wytec’s ultimate configuration includes the extension of its private LTE design into the offering of its Mobile Virtual Network Operator (“MVNO”) wholesale services to both cable and Wireless Internet Service Providers (“WISPs”) throughout the United States. The Company believes that its MVNO services will become the foundation for supporting true 5G services in the U.S. as defined by the International Telecommunications Union (“ITU”), the standard for all previous mobile generations from 1G to 4G.

The 5G network is expected to have a transformative impact as it connects people with devices, data, transport systems and cities in a smart networked communications environment. The 5G network will rely substantially on small cell technology to achieve its goals. To facilitate this, operators need reliable connections with strong signal integrity, significant bandwidth and low latency. Small cells bring improved connectivity (speeds, reliability, and low latency) to the edge of existing macro networks, serving all morphologies from urban to rural markets.

We believe the LPN-16 small cell can solve many of the long-term challenges faced by operators deploying small cells who need access to backhaul, lower total cost of ownership and easier site acquisition and access. It can also assist cities wrestling with the on-going technology upgrades, network growth demands, political hurdles and new business models needed to realize the benefits of a 5G network. In addition to aligning with technical and governmental issues, the LPN-16 is designed to meet the standards for 5G deployment and, for operator needs, adheres to the Federal Communications Commission (“FCC”) policy initiatives addressing public safety and First Responder initiatives. Specifically, the FCC’s Report and Order 14-153, Acceleration of Broadband Deployment by Improving Wireless Facilities Siting Policies, adopts rules to help spur wireless broadband deployment by facilitating the sharing of wireless transmission equipment using “neutral host” functionality to simultaneously support multiple providers. The LPN-16 was specifically designed to support neutral host features and performance. The FCC’s goal of “shared use” and “neutral host” seeks to expand coverage and capacity more quickly, reduce costs and promote access to infrastructure which reduces barriers to deployment and incentivize the sharing of resources, rather than relying on new builds for every stakeholder, thereby safeguarding environmental, aesthetic, historic and local land-use values.

We have implemented an aggressive intellectual property strategy and continue to pursue patent protection for new innovations. In addition to the LPN-16 invention covered by our current patent, we have identified additional upgrades and additions to the LPN-16 which further tie it to the goals and timelines of Wytec’s 5G development business model, FCC policy initiatives and customer business usage which we believe could lead to additional patentable property. We intend to file for patent protection on these developments. Our strategy is to continually monitor the costs and benefits of our patent applications and pursue those that will best protect our business and expand the core value of the Company.

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We have recruited and hired a seasoned management team with both private and public company experience and relevant technical and industry experience to develop and execute our operating plan. In addition, we have identified key engineering resources for intellectual property development, antenna development, hardware, software, and firmware engineering, as well as integration and testing that will allow us to continue to expand our technology and intellectual property.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the estimated recoverable amounts of trade accounts receivable, impairment of long-lived assets, revenue recognition and deferred tax assets. We believe the following critical accounting policies require more significant judgment and estimates used in the preparation of the financial statements.

We maintain an allowance for doubtful accounts for estimated losses that may arise if any of our customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the collectability of our trade accounts receivable balances. If we determine that the financial conditions of any of our customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Effective January 1, 2018, Wytec International, Inc. adopted the revenue standards of Financial Accounting Standards Board Update No. 2014-09: “Revenue from Contracts with Customers (Topic 606).” The core principle of the revenue model is that revenue is recognized when a customer obtains control of a good or service. A customer obtains control when it has the ability to direct the use of and obtain the benefits from the good or service. Revenue is recognized in accordance with that core principle by applying the following five steps: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation. We implemented this standard using the modified retrospective method. While adoption of this standard required additional disclosures, adoption did not have a material impact on our consolidated financial statements and no adjustments were made to prior periods.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This update requires that a lessee recognize in the statement of financial position a liability to make lease obligations and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease obligations. Similar to current guidance, the update continues to differentiate between finance leases and operating leases, however, this distinction now primarily relates to differences in the manner of expense recognition over time and in the classification of lease payments in the statement of cash flows. The updated guidance leaves the accounting for leases by lessors largely unchanged from existing GAAP. The guidance became effective for us on January 1, 2019. As a lessee, this standard primarily impacted our accounting for leased facilities and office equipment, for which we recognized right-of-use assets of $151,704 and a corresponding lease obligation of$160,146 on our consolidated balance sheet as of September 30, 2020.

We adopted obligations on these provisions on January 1, 2019 using the optional transition method that permits us to apply the new disclosure requirements in 2019 and continue to present comparative period information as required under FASB ASC Topic 840, “Leases.” We did not have a cumulative-effect adjustment to the opening balance of retained earnings at the date of adoption. We elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed us to exclude leases with an initial term of 12 months or less from the right-of-use assets and obligations. Adoption of the standards had no impact on results of operations or liquidity.

If we determine that an arrangement is or contains a lease, we recognize a right-of-use (“ROU”) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

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Income taxes are accounted for under the asset and liability method. Under this method, to the extent that we believe that the deferred tax asset is not likely to be recovered, a valuation allowance is provided. In making this determination, we consider estimated future taxable income and taxable timing differences expected in the future. Actual results may differ from those estimates.

Results of Operations for the Nine Months Ended September 30, 2020 and 2019 and Three Months Ended September 30, 2020 and 2019

Revenue for the nine months ended September 30, 2020 and 2019 was $444,390 and $259,730, respectively. This increase in revenue of $184,660 or 71% was primarily due to increases in revenue from our Cel-fi systems. Revenue for the three months ended September 30, 2020 and 2019 was $111,625 and $131,942, respectively. This decrease in revenue of $20,317, or 15%, was primarily due to decreases in revenue from our Cel-fi systems.

Cost of sales for the nine months ended September 30, 2020 and 2019 was $361,007 and $173,674, respectively. This increase of $187,333, or 108%, was due to the increase in costs incurred related to the sales of our Cel-fi systems. Cost of sales for the three months ended September 30, 2020 and 2019 was $50,259 and $67,708, respectively. This decrease of $17,449, or 26%, was due to the decrease in costs incurred related to the sales of our Cel-fi systems.

General and administrative expenses were $1,675,332 for the nine months ended September 30, 2020, as compared to $1,952,049 for the nine months ended September 30, 2019, this resulted in a decrease of $276,717 or 14% compared to the same period in 2019. Contributing factors to the decrease include a decrease in G&A expense allocation of $194,225, or 778%, a decrease in consulting expense of $135,052, or 3,624%, a decrease in payroll taxes of $65,658, a decrease in outside services of $65,293, or 45%, in the nine months ended September 30, 2020 compared to the same period in 2019. General and administrative expenses were $472,464 for the three months ended September 30, 2020, as compared to $554,491 for the three months ended September 30, 2019. This resulted in a decrease of $82,027 or 15% compared to the same period in 2019. Contributing factors to the decrease include a decrease in G&A expense allocation of $153,879, or 617%, and a reduction in outside services of $165,567 or 102% for the three months ended September 30, 2020 as compared to the same period in 2019.Where a percentage is not listed, the comparison period expense category is $0 and the calculation is not meaningful.

We estimate that we will need approximately $3,000,000 of capital or financing over the next twelve months to fund our planned operations, which we plan to satisfy as described below under “Satisfaction of our Cash Needs for the Next 12 Months.”

We anticipate that we will incur operating losses in the next twelve months. Our revenue is not expected to exceed our investment and operating costs in the next twelve months. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through investment and acquisitions, implement and successfully execute our business strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in, addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

Cash Flow from Operating Activities

Cash flows used in operating activities during the nine months ended September 30, 2020 were $1,367,717 compared to $2,070,107 during the nine months ended September 30, 2019. This decrease of $702,390 was primarily due to changes in net loss during the nine months ended September 30, 2020 to the same period in 2019.

Cash Flow from Investing Activities

Cash flows used by investing activities during the nine months ended September 30, 2020 were $13,039 compared to the cash flows used by investing activities of $0 during the nine months ended September 30, 2019. Capital expenditures totaled $13,039 and $0 during the nine months ended September 30, 2020 and September 30, 2019, respectively.

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Cash Flow from Financing Activities

Cash flows provided by financing activities during the nine months ended September 30, 2020 were $1,052,536 compared to $1,084,104 during the nine months ended September 30, 2019. These receipts represent proceeds from the sale of the Company’s common stock and from the issuance of debt.

Satisfaction of Our Cash Obligations for the Next 12 Months

As of September 30, 2020, our cash balance was $290,884. Our plan for satisfying our cash requirements for the next twelve months is through sales-generated income, private placements of our capital stock, third party financing, and/or traditional bank financing. We anticipate sales-generated income during that same period of time, but do not anticipate generating sufficient revenue to meet our working capital requirements. Consequently, we intend to attempt to find sources of additional capital in the future to fund our growth and expansion through additional equity or debt financing or credit facilities. There is no assurance that we will be able to meet our working capital requirements through the private placement of equity or debt or from any other source.

Other Payable

Other Payable of $895,000 consists of amounts billed and collected before services related to registered links previously sold by the Company (“Registered Links”) have been completed. During 2019, deferred revenue was reclassified to Other Payable due by the Company which has exited the business of installing Registered Links. The Company intends to settle the liability through a combination of exchanges for common and preferred stock and cash.

Going Concern

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $21,803,842 at September 30, 2020, and have reported negative cash flows from operations. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive nature in which we operate.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Standards

We have reviewed the standards issued by the Financial Accounting Standards Board (“FASB”) through September 30, 2020 and which are not yet effective. None of the standards will have a material impact on our financial statements.

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ERISA CONSIDERATIONS

General Fiduciary Obligations. Trustees and other fiduciaries of qualified retirement plans or individual retirement accounts (“IRAs”) that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Limited Transactions. Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Special Fiduciary Considerations. The Department of Labor issued new regulations in 2016 conferring fiduciary duty on certain professionals, such as investment advisors and possibly broker-dealers, who render advice to and earn compensation from ERISA Plans, IRAs, Keogh Plans and similar statutory retirement programs. The regulations include new disclosure rules relating to compensation and conflicts of interest. Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

37

Reporting of Fair Market Value. Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plans fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

Tax Aspects. The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an IRA is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the shares will not be taxed as UBTI to tax-exempt shareholders, because they are participating only as passive financing sources.

Liquidity Considerations. ERISA Plans considering an investment in shares should consider the fact that the shares are illiquid and no public market for them is expected to develop in the near future. In the event of a desired or a mandatory (for example, the ERISA Plan beneficiary turns 70.5 years old) withdrawal of assets from the ERISA Plan, the shares may not be readily convertible into cash, making it difficult to effect the withdrawal from the ERISA Plan, possibly causing phantom income and financial penalties to the beneficiary.

38

TERMS OF THE OFFERING

Securities Offered

We are offering shares of common stock for a purchase price of $5.00 per share with a minimum purchase requirement of 500 shares ($2,500). The maximum offering is $20,000,000 by us. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.”

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are accepted by us and Dalmore, will be deposited into our operating account in a series of closings for immediate use by us. We have no obligation to refund subscriptions for shares in this offering. We have no required minimum offering amount for this offering and therefore an initial closing may occur after the first accepted subscription agreement regardless of the amount of the investment, upon agreement by Dalmore and us for the initial closing and each subsequent closing.

Subscription Period

The offering of shares will terminate on March 31, 2022, unless we terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur prior to March 31, 2022 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in Wytec.

Subscription Procedures

Completed and signed subscription documents and subscription checks should be sent to Wytec International, Inc. at the following address: 19206 Huebner Road Suite 202, San Antonio, Texas 78258, unless the investment is made through the platform hosted by us directly at www.wytecintl.com, in which case the subscription procedures on the website for the offering should be utilized. In any event, subscription checks should be made payable to “Wytec International, Inc.” If a subscription is rejected, all funds will be returned to subscribers within one business day of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

In order to subscribe for shares on the Wytec International, Inc. portal, investors should access the website at www.wytecintl.com/invest-in-wytec, then click on the Invest Now button which will reveal an investment form to be completed by the investor. The form includes a request for payment type from the investor. The investor may pay for the shares by ACH, wire transfer, or credit card. In the case of ACH or wire transfer sufficient investor banking information is required to be provided on the investment form to enable payment to be facilitated. The investor should fill in the form with the information requested, and electronically sign it pursuant to which he agrees to all of the terms and conditions of the Subscription Agreement. By then pressing the Submit button, the investor completes the subscription and payment process.

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, IRAs and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

39

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

Transhare Corporation, 2849 Executive Drive, Suite 200, Clearwater, Florida 33762, is the transfer agent and registrar for the shares.

40

PLAN OF DISTRIBUTION

The shares are being offered by us on a best-efforts basis initially by our officers, directors and employees. As of the date of this Offering Circular, the Company has entered into a Broker Dealer Agreement with Dalmore Group, LLC (“Dalmore”), a registered member of FINRA and SIPC, pursuant to which Dalmore has agreed to provide or arrange certain compliance and administrative services for this offering. Additionally, Dalmore has introduced the Company to Novation Solutions, Inc. O/A DealMaker (“DealMaker”) which the Company has engaged to provide the portal website transaction platforms for the offering to facilitate investor access to the offering materials and to automate subscription processing and verification. In consideration for these services, the Company has agreed to pay Dalmore the following consideration: (a) a commission equal to one percent (1%) of the total gross proceeds of the offering, payable from the escrow account as funds are raised, (b) a one-time consulting fee of $20,000 in cash, payable within thirty (30) days after FINRA issues a No Objection Letter, (c) reimbursement of Dalmore’s due diligence expenses up to $5,000, payable upon signing the agreement (already paid), and (d) reimbursement of Dalmore’s FINRA corporate finance filing fee for the offering, estimated to be $3,500 and payable upon signing of the agreement (already paid). The agreement has a one-year term subject to earlier termination by either party upon 60 days’ prior written notice, or sooner if there is a breach of the agreement, and subject to annual renewal by the parties. Selling commissions may be paid to other broker-dealers, if any, who are members of FINRA with respect to shares sold by them, equal to a percentage of the purchase price of the shares. We may pay finders’ fees to persons who are registered with FINRA and who refer investors to us. Finders’ fees and brokerage commissions may be paid in cash, common stock and/or warrants. We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders, and reimburse them for due diligence and marketing costs on an accountable or nonaccountable basis. Participating broker-dealers and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year will end on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We are already a public reporting company filing periodic reports with the Securities and Exchange Commission. Accordingly, we will furnish each shareholder, within 90 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 10-K filed with the Securities Exchange Commission, and within 45 days after the 30th of June of each fiscal year, our unaudited financial statements in a Quarterly Report on Form 10-Q, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting William H. Gray at our executive offices. The telephone number is (210) 233-8980. We reserve the right, however, in its sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

41

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Richardson & Associates, Los Angeles, California.

EXPERTS

The consolidated unaudited financial statements of Wytec as and for the nine months ending September 30, 2020 have been reviewed by PragerMetis, LLC, our current independent certified public accounting firm and our consolidated audited financial statements of Wytec as and for the fiscal year ended December 31, 2019 have been audited by MaloneBailey, LLP, our former auditors. As disclosed in a recent Report on Form 8-K filed by the Company on September 8, 2020, we dismissed our prior auditors, MaloneBailey, LLP, and engaged our current auditors, PragerMetis, LLC, effective on September 8, 2020.

42

WYTEC INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements

for the Nine Months Ended September 30 2020 (unaudited)

Consolidated Financial Statements

for the Year Ended December 31, 2019

F-1

WYTEC INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets

Current assets:
Cash	$290,884	$619,104
Accounts receivable	38,214	93,800
Inventory	1,098	–
Work in process	71,378	–
Prepaid expenses and other current assets	2,391	13,286
Total current assets	403,965	726,190

Property and equipment, net	64,504	80,273

Operating lease, right-of-use assets	151,704	386,742

Total assets	$620,173	$1,193,205

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$147,590	$68,614
Accounts payable, related party	103,024	76,280
Other payable	895,000	895,000
Operating lease, right-of-use obligation, current portion	91,368	150,909
Note payable, current portion	140,000	–
Long-term debt, net of unamortized discount, current portion	573,735	–
Total current liabilities	1,950,717	1,190,803

Long-term liabilities:
Operating lease, right-of-use obligation, long term portion	68,778	237,042
Note payable, long term portion	178,158	–
	246,936	237,042

Total liabilities	2,197,653	1,427,845

Stockholders' deficit:
Preferred stock, $0.001 par value 20,000,000 shares authorized:
Series A convertible preferred stock, par $.001, 4,100,000 shares designated, 2,520,000 and 2,560,000 shares issued and 2,420,000 shares and 2,460,000 shares outstanding	2,520	2,560
Series B convertible preferred stock, par $.001, 6,650,000 shares designated, 3,652,451 shares and 3,735,784 shares issued, 3,651,249 shares and 3,691,249 shares outstanding	3,652	3,735
Series C convertible preferred stock, par $.001, 1,000 shares designated, 1,000 issued and 1,000 outstanding	1	1
Common stock, $0.001 par value, 495,000,000 shares authorized, 29,762,702 shares and 29,564,014 shares issued, 5,504,291 shares and 5,429,566 shares outstanding	29,762	29,564
Additional paid-in capital	25,874,719	25,207,137
Accumulated deficit	(21,803,842)	(20,118,169)
Treasury stock:
Common stock, at cost, 24,174,448 shares and 24,134,448 shares	(5,325,042)	(5,100,218)
Series A convertible preferred stock, at cost, 100,000 shares and 100,000 shares	(179,368)	(179,368)
Series B convertible preferred stock, at cost, 84,535 shares and 44,535 shares	(179,882)	(79,882)
Total stockholders' deficit	(1,577,480)	(234,640)

Total liabilities and stockholders' deficit	$620,173	$1,193,205

See accompanying notes to unaudited consolidated financial statements

F-2

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$111,625	$131,942	$444,390	$259,730
Cost of sales	50,340	67,708	361,087	173,674

Gross profit (loss)	61,285	64,234	83,303	86,056

Expenses:
Selling, general and administrative	472,464	554,491	1,675,332	1,952,049
Research and development	5,852	–	10,577	4,500
Depreciation and amortization	9,229	27,513	28,808	126,515
Operating expenses, net	487,545	582,004	1,714,717	2,083,064

Net operating loss	(426,260)	(517,770)	(1,631,414)	(1,997,008)

Other income (expense):
Interest income	9	23	40	106
Interest expense	(23,617)	(38)	(54,309)	(38)
Total other income (expense)	(23,608)	(15)	(54,269)	68

Net loss	$(449,868)	$(517,785)	$(1,685,683)	$(1,996,940)

Weighted average number of common shares outstanding - basic and fully diluted	5,482,206	5,192,045	5,469,502	5,071,058

Net loss per share - basic and fully diluted	$(0.08)	$(0.10)	$(0.31)	$(0.39)

See accompanying notes to unaudited consolidated financial statements

F-3

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	Class A		Class B		Class C				Common
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,564,014	$29,564	24,134,448	$(5,100,218)

Issuance of common stock for services	–	–	–	–	–	–	10,554	11	–	–

Issuance of common stock for cash	–	–	–	–	–	–	20,000	20	–	–

Issuance of Warrants for Service	–	–	–	–	–	–	–	–	–	–

Issuance of detachable warrants with Debt	–	–	–	–	–	–	–	–	–	–

Net loss for the three months ended March 31, 2020	–	–	–	–	–	–	–	–	–	–

Balance, March 31, 2020	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,594,568	$29,595	24,134,448	$(5,100,218)

Conversion of series A preferred stock to common stock	(40,000)	(40)	–	–	–	–	40,000	40	–	–

Repurchase of Series B preferred and common stock, in exchange for note payable	–	–	–	–	–	–	–	–	40,000	(100,000)

Net loss for the three months ended June 30, 2020	–	–	–	–	–	–	–	–	–	–

Balance, June 30, 2020	2,520,000	$2,520	3,735,784	$3,735	1,000	$1	29,634,568	$29,635	24,174,448	$(5,200,218)

Issuance of common stock for services	–	–	–	–	–	–	2,296	2	–	–

Issuance of common stock	–	–	–	–	–	–	41,375	41	–	–

Conversion of warrants	–	–	–	–	–	–	500	1	–	–

Conversion of series B preferred stock to common stock	–	–	(83,333)	(83)	–	–	83,333	83	–	–

Dissolution of subsidiaries	–	–	–	–	–	–	–	–	–	(124,824)

Net loss for the three months ended September 30, 2020	–	–	–	–	–	–	–	–	–	–

Balance, September 30, 2020	2,520,000	$2,520	3,652,451	$3,652	1,000	$1	29,762,072	$29,762	24,174,448	$(5,325,042)

Balance, December 31, 2018	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,106,868	$29,107	24,134,448	$(5,100,218)

Issuance of common stock	–	–	–	–	–	–	28,140	28	–	–

Net loss for the three months ended March 31, 2019	–	–	–	–	–	–	–	–	–	–

Balance, March 31, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,135,008	$29,135	24,134,448	$(5,100,218)

Issuance of common stock	–	–	–	–	–	–	149,210	149	–	–

Net loss for the three months ended June 30, 2019	–	–	–	–	–	–	–	–	–	–

Balance, June 30, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,284,218	$29,284	24,134,448	$(5,100,218)

Issuance of common stock	–	–	–	–	–	–	86,635	87	–	–

Conversion of warrants	–	–	–	–	–	–	13,538	14	–	–

Net loss for the three months ended September 30, 2019	–	–	–	–	–	–	–	–	–	–

Balance, September 30, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,384,391	$29,385	24,134,448	$(5,100,218)

See accompanying notes to unaudited consolidated financial statements

F-4

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited) (Continued)

	Class A Preferred		Class B Preferred		Additional		Total Stockholders’
	Treasury Stock		Treasury Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2019	100,000	$(179,368)	44,535	$(79,882)	$25,207,137	$(20,118,169)	$(234,640)

Issuance of common stock for services	–	–	–	–	52,759	–	52,770

Issuance of common stock for cash	–	–	–	–	99,980	–	100,000

Issuance of Warrants for Service	–	–	–	–	89,155	–	89,155

Issuance of detachable warrants with Debt	–	–	–	–	80,053	–	80,053

Net loss for the three months ended March 31, 2020	–	–	–	–	–	(874,164)	(874,164)

Balance, March 31, 2020	100,000	$(179,368)	44,535	$(79,882)	$25,529,084	$(20,992,333)	$(786,826)

Conversion of series A preferred stock to common stock	–	–	–	–	–	–	–

Repurchase of Series B preferred and common stock, in exchange for note payable	–	–	40,000	(100,000)	–	–	(200,000)

Net loss for the three months ended June 30, 2020	–	–	–	–	–	(361,641)	(361,641)

Balance, June 30, 2020	100,000	$(179,368)	84,535	$(179,882)	$25,529,084	$(21,353,974)	$(1,348,467)

Issuance of common stock for services	–	–	–	–	11,478		11,480

Issuance of common stock	–	–	–	–	206,834	–	206,875

Conversion of warrants	–	–	–	–	2,499	–	2,500

Conversion of series B preferred stock to common stock	–	–	–	–	–	–	–

Dissolution of subsidiaries	–	–	–	–	124,824	–	–

Net loss for the three months ended September 30, 2020	–	–	–	–	–	(449,868)	(449,868)

Balance, September 30, 2020	100,000	$(179,368)	84,535	$(179,882)	$25,874,719	$(21,803,842)	$(1,577,480)

Balance, December 31, 2018	100,000	$(179,368)	44,535	$(79,882)	$23,131,864	$(17,264,788)	$543,011

Issuance of common stock	–	–	–	–	115,023	–	115,051

Net loss for the three months ended March 31, 2019	–	–	–	–	–	(625,982)	(625,982)

Balance, March 31, 2019	100,000	$(179,368)	44,535	$(79,882)	$23,246,887	$(17,890,770)	$32,080

Issuance of common stock	–	–	–	–	704,618	–	704,767

Net loss for the three months ended June 30, 2019	–	–	–	–	–	(853,173)	(853,173)

Balance, June 30, 2019	100,000	$(179,368)	44,535	$(79,882)	$23,951,505	$(18,743,943)	$(116,326)

Issuance of common stock	–	–	–	–	490,579	–	490,666

Conversion of warrants	–	–	–	–	67,676	–	67,690

Net loss for the three months ended September 30, 2019	–	–	–	–	–	(517,785)	(517,785)

Balance, September 30, 2019	100,000	$(179,368)	44,535	$(79,882)	$24,509,760	$(19,261,728)	$(75,755)

See accompanying notes to unaudited consolidated financial statements

F-5

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months
	Ended September 30,
	2020	2019

Cash flows from operating activities
Net loss	$(1,685,683)	$(1,996,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	28,807	126,515
Amortization of debt discount	28,788	–
Stock based compensation	153,405	10,260
Non-cash lease expense	100,538	94,350
Decrease (increase) in operating assets
Accounts receivable	55,881	(106,110)
Inventory	(1,098)	–
Work in Process	(71,378)	–
Prepaid expenses and other assets	10,606	(47,093)
Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	78,977	(55,856)
Accounts payable, related party	26,744	–
Operating lease liability	(93,304)	(95,233)
Net cash used in operating activities	(1,367,717)	(2,070,107)

Cash flows from investing activities
Purchase of equipment	(13,039)	–
Net cash used in investing activities	(13,039)	–

Cash flows from financing activities
Payments on stock repurchase note payable	(60,000)	–
Proceeds from issuance of debt	803,158	–
Proceeds from exercise of warrants	2,500	528,698
Proceeds from issuance of common stock	306,878	555,406
Net cash provided by financing activities	1,052,536	1,084,104

Net decrease in cash	(328,220)	(986,003)
Cash - beginning of period	619,104	1,721,135
Cash - end of period	$290,884	$735,132

Supplemental disclosures:
Interest paid	$–	$38
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Conversion of series A preferred stock to common stock	$40	$–
Conversion of series B preferred stock to common stock	$83	–
Cancellation and renegotiation of leases	$134,616	$–
Issuance of Stock Repurchase Note Payable	$200,000	$–
Issuance of detachable warrants with Debt	$80,053	$–
Issuance of common stock in exchange for registered link and equipment	$–	$25,000
Issuance of common stock in lieu of deferred revenue	$–	$105,000
ROU assets and operating lease obligations recognized	$–	$408,649

See accompanying notes to unaudited consolidated financial statements

F-6

WYTEC INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The interim consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on June 29, 2020. The results for the nine months ended September 30, 2020, are not necessarily indicative of the results to be expected for the year ended December 31, 2020. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Description of Business: Wytec International, Inc. (“Wytec,” “we,” “our,” “us,” or the “Company”), a Nevada corporation, designs, manufactures, and installs carrier-class Wi-Fi Solutions in the 70 and 80 gigahertz licensed frequency program to local government, Mobile Service Operations, National Telecommunications Operators, and corporate enterprises. Wytec is also involved in the sale of wired and wireless services, including products, wireless data cards, back office platform and rate plans to their commercial and enterprise clients and has been engaged in the sale of Federal Communications Commission (“FCC”) registered links participating in the 70 and 80 gigahertz licensed frequency program (the “Program”). The Program allows qualified individuals to own a segment of the “backhaul” infrastructure of Wytec’s city-wide business deployment.

On or about August 20, 2020, Capaciti Networks, Inc., our former subsidiary, was dissolved and on or about September 22, 2020, Wylink, Inc., our former subsidiary, was dissolved. No consideration was exchanged in either transaction. As a result of the dissolutions, we acquired the net assets and liabilities of both Wylink, Inc, and Capaciti Networks, Inc. and their operations continue as part of the Company.

Basis of Accounting: The accompanying financial statements have been prepared by the Company’s management in accordance with U. S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis.

Revenue and Cost Recognition. Revenue is recognized by applying the following five steps: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation.

The Company earns revenues from contracts with customers for (i) sales and installation of cellular enhancement equipment and (ii) support agreements. Revenue from the sale and installation of cellular enhancement equipment is recognized either when the installation is completed or as the company installs the cellular enhancement equipment, depending on the complexity of the system, such as the degree of customization of the equipment being installed, and the agreement with the customer. The less complex systems installed by the Company where management believes the installed equipment has an alternative use, due to the standard nature of the equipment sourced from our vendors that can be used in other projects, revenue from such contacts is recognized for completed installations upon customer acceptance. This assessment, at contract inception, is a management judgment based on the combination of equipment ordered, the services performed and whether or not material effort, within the context of the contract, would be required to rework the equipment for another project, and the term and terms of the contract with the customer. For example, such contracts are usually completed within 30-45 days. In larger more complex projects where the Company is creating an asset for the customer with no alternative use and has an enforceable right to payment for performance prior to contract completion, we recognize revenue utilizing the percentage of completion method. This method measures completion based on management’s estimate of total costs to complete each contract because management considers total costs to be the best available measure of progress on the contract.

F-7

Support agreements entered into with customers are generally for a period of one year, during which the Company stands ready to provide service and support for installed systems at the customer site. Support agreement amounts are billed in advance to the customer, as agreed in the contract, and recorded as a contract liability. During the period, the Company provides unspecified firmware upgrades to installed client equipment as they are available. Management estimates that straight line recognition of revenue over the period of the support agreement contract is a faithful representation of the pattern of delivery on the Company’s obligation under these agreements.

Sales tax is recorded on a net basis and excluded from revenue.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is evaluated on a regular basis through periodic reviews of the collectability of the receivables in light of historical experience, adverse situations that may affect our customers' ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Accounts receivable are determined to be past due based on how recently payments have been received and those considered uncollectible are charged against the allowance account in the period they are deemed uncollectible. No allowance for trade accounts receivable was determined to be necessary at September 30, 2020 and December 31, 2019.

Operating Leases Right-of-use Assets and Operating Lease Obligations: In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)." This update requires that a lessee recognize in the statement of financial position a liability to make lease obligations and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease obligations. Similar to current guidance, the update continues to differentiate between finance leases and operating leases, however, this distinction now primarily relates to differences in the manner of expense recognition over time and in the classification of lease payments in the statement of cash flows. The updated guidance leaves the accounting for leases by lessors largely unchanged from existing GAAP. The guidance became effective for us on January 1, 2019.

We adopted obligations on these provisions on January 1, 2019 using the optional transition method that permits us to apply the new disclosure requirements in 2019 and continue to present comparative period information as required under FASB ASC Topic 840, "Leases." We did not have a cumulative-effect adjustment to the opening balance of retained earnings at the date of adoption. We elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed us to exclude leases with an initial term of 12 months or less from the right-of-use assets and obligations. Adoption of the standards had no impact on results of operations or liquidity.

If we determine that an arrangement is or contains a lease, we recognize a right-of-use (“ROU”) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Inventories: Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Inventory consists of equipment held for installation and work in process. Work in process contains both equipment costs and direct labor charges. Inventories are reviewed periodically to determine impairment and identify excess and obsolete equipment. A valuation allowance is provided for obsolete and slow-moving inventory to write cost down to net realizable value (market), if necessary. No allowance was determined to be necessary at September 30, 2020 and December 31, 2019.

F-8

NOTE B – GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $21,803,842 at September 30, 2020, and have reported negative cash flows from operations. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months. The Company’s ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by entrance into established markets and the competitive nature in which we operate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Management expects to continue to seek additional funding through private or public equity sources and will seek debt financing.

NOTE C – REVENUE AND ACCOUNTS RECEIVABLE

The Company recognizes revenue in accordance with its accounting policy. The Company invoices customers and recognizes accounts receivable in an amount equivalent to which it has an unconditional right and expects to receive aligned with the agreement with the customer. The Company has contracted payment terms with its customer of net 15 days. The Company recognized revenue from performance obligations satisfied as of a point in time and over time as disaggregated in the table below.

Timing of Revenue Recognition

	For the Nine Months Ended
	September 30,	September 30,
	2020	2019

Point in Time	$444,322	$259,730
Over Time	68	–
	$444,390	$259,730

Due to the Company billing service agreements in advance and recognizing revenue for service agreements over time as more fully described in its accounting policy the Company carries a contract liability balance proportional to the time remaining on each customer agreement. The Company issues invoices to customers for completed work as performance obligations satisfied as of a point in time are fulfilled and does not carry a contract asset balance for these performance obligations.

Contract Assets and Liabilities

	September 30,	December 31,
	2020	2019
Contract Liability	$(751)	$–
	$(751)	$–

The Company’s contracts for support services are typically for terms of one year or less. The aggregate amount of contract performance obligation as of September 30, 2020 and December 31, 2019 that the Company expects to recognize over the next year is $751 and $0, respectively.

The Company is under no obligation and is not in the practice of providing customers with returns, rebates, discounts, or refunds and has not in an amount material to the financial statements. The Company, accordingly, does not recognize these obligations at the time of revenue recognition. The Company may receive consideration from customers who enter into support agreements in the future for incremental services provided to such customers. Those services are delivered as of a point in time when the customer requests the service. Future consideration as described is excluded from the transaction price calculated for support agreement performance obligations.

The Company has applied the practical expedient that permits the Company to recognize revenue without regard to significant financing components based on the Company’s expectations about the transfer of services and the receipt of payment from customers. The effect of this practical expedient is not material to the Company’s financial statements.

F-9

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Property and Equipment

	September 30,	December 31,
	2020	2019
Telecommunication equipment and computers	$1,105,939	$1,092,901
Less: accumulated depreciation	(1,041,435)	(1,012,628)
	$64,504	$80,273

Depreciation expense for the nine months ended September 30, 2020 and 2019 was $28,808 and $126,515, respectively.

NOTE E – DEBT

As of September 30, 2020, the Company’s debt consists of the following:

$200,000 of 0% unsecured notes payable due March 2021	$140,000
$625,000 of 7% unsecured notes payable due August 2021, net of unamortized discount of $51,265	573,735
$178,158 of 1% unsecured notes payable due April 2022	178,158
$891,893

In February 2020, we issued a note in the amount of $625,000 bearing simple interest at a rate of 7% per annum to one investor due August 2021. The note contains a feature that allows the Company to extend the maturity date up to six months, twice, in the Company’s sole discretion. This note was issued along with 62,500 common stock purchase warrants that were determined to have a fair market value of $80,053 on the issuance date, which was recorded as a debt discount and amortized over the term of the notes, with $28,788 amortized in the nine months ended September 2020 and reported in the statement of operations as interest expense.

In April 2020, we entered into a Repurchase and General Release Agreement with one shareholder pursuant to which we issued a note payable in the amount of $200,000 bearing no interest and due on September 30, 2020. The note is payable in $10,000 monthly installments with the balance payable on the maturity date. The note contains a feature that allows the Company to extend the maturity date of the note to March 31, 2021 in the Company’s sole discretion, and if the Company exercises this option, the $10,000 monthly installments will continue until the extended maturity date on which date the balance of the note will be due. During the quarter, the Company extended the maturity date of the note under the terms of the note to March 2021. The Company made payments in the amount of $60,000 on the note during the period and the balance as of September 30, 2020 is $140,000.

In April 2020, we received a loan pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the amount of $178,158. The loan bears interest at a fixed rate of 1% per annum after a six-month deferral period. The loan contains a feature pursuant to which the Small Business Administration (“SBA”) will forgive the balance of the loan under statutory authority and conditions set forth in the CARES Act. We anticipate forgiveness of 100% of the loan balance, but any portion not forgiven will be due in April 2022.

F-10

The following is a summary of principal maturities during the next five years:

2020 (three months remaining)	$30,000
2021	735,000
2022	178,158
$943,158

NOTE F – LEASES

The Company leases facilities and office equipment under various operating leases, which generally are expected to be renewed or replaced by other leases. For the nine-month periods ended September 30, 2020 and 2019, operating lease expense totaled $115,363 and $130,443, respectively. For the three-month periods ended September 30, 2020 and 2019, operating lease expense totaled $24,474 and $35,599, respectively.

The weighted average remaining lease term is 2.57 years and weighted average discount rate is 5.5% as of September 30, 2020.

Future minimum lease payments as of September 30, 2020 are as follows:

2020 (three months remaining)	$25,194
2021	85,695
2022	24,695
2023	23,536
2024	6,930
Thereafter	7,200
Total minimum lease payments	173,250
Less: imputed interest	(13,104)

Present value of minimum lease payments	160,146
Less: current portion of least obligation	(91,368)
Long-term lease obligation	$68,778

NOTE G – WARRANTS

The Company has common stock purchase warrants outstanding at September 30, 2020 to purchase 2,409,675 shares of common stock exercisable until various dates through December 31, 2022. The warrants are exercisable at the following amounts and rates: 2,000,000 of which are exercisable at an exercise price of $1.00 per share and 155,000 of which are exercisable at an exercise price of $5.00 per share, and 254,675 of which are exercisable at an exercise price of the greater of $5.00 per share or (ii) 85% of the average closing price of our common stock, as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

To calculate the fair value of stock warrants at the date of grant, we use the Black-Scholes option pricing model. The volatility used is based on historical volatilities of selected peer group companies. Management estimates the average volatility considering current and future expected market conditions. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Each issuance is individually valued according to this procedure as of the date of issue with maturity dates between December 31, 2021 and December 31, 2022, volatility estimates between 35% to 44% and risk-free rates 0.38% to 1.44% in the period.

F-11

On February 25, 2020, we issued a note in the amount of $625,000 bearing simple interest at a rate of 7% per annum to one shareholder. This note was issued along with 62,500 common stock purchase warrants that were determined to have a fair market value of $80,053 on the issuance date, which was recorded as a debt discount and amortized over the term of the notes, with $12,680 amortized in the current quarter, and $28,788 in the nine months ended September 30, 2020.

On March 3, 2020, we issued 92,500 warrants for services rendered with a fair market value on the issuance date of $89,155 recorded as an expense in the period.

On March 13, 2020, we issued 20,000 common stock purchase warrants to two investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant.

There were no warrants issued in the second quarter of 2020.

During the third quarter we issued 41,375 common stock purchase warrants to six investors as part of our offering of units, each unit consisting of one share of our common stock and one common stock purchase warrant.

The following is a summary of activity and outstanding common stock warrants:

# of Warrants
Balance, December 31, 2019	2,383,256

Warrants granted	216,375
Warrants exercised	(500)
Warrants expired	(189,456)

Outstanding, September 30, 2020	2,409,675

Exercisable, September 30, 2020	2,409,675

NOTE H – STOCKHOLDERS’ EQUITY

Holders of common stock are entitled to one vote per share. The common stock does not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding-up of affairs, are entitled to share equally and ratably in all the remaining assets and funds.

Series A preferred stock is nonvoting capital stock but may be converted into voting common stock. Each share of series A preferred stock is convertible at the option of the holder at any time after the issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance to the holders of Company common stock of securities convertible into, or exchangeable for, such shares of common stock.

F-12

Each outstanding share of series A preferred stock will automatically convert into one share of common stock (a) if the common stock commences public trading on the NASDAQ capital market or better, (b) if the series A preferred stockholder receives distributions from the net profits pool equal to the original purchase price paid for their registered links, or (c) five years after the date of issuance of the series A preferred stock. The Company does not have any other right to require a conversion of the series A preferred stock into common stock. The Company does not have the option to redeem outstanding shares of series A preferred stock. A holder of the series A preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock or for any issue of bonds, notes or other securities convertible into any class of stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series A preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of series A preferred stock and payment of any other distributions that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the series A preferred stock on an as-if converted basis.

The series B preferred stock is voting capital stock. The holders of the series B preferred stock will vote on an as-converted basis with the common stock on all matters submitted to a vote of the shareholders. The holders of the series B preferred stock are not entitled to any dividends unless and until the series B preferred stock is converted into common stock. Each share of series B preferred stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines into outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of common stock of securities convertible into, or exchangeable for, such shares of common stock.

Each outstanding share of series B preferred stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of the Company’s common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of common stock if common stock commences public trading on the NASDAQ capital market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the series B preferred stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series B preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the series A preferred stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the series A preferred stock and the series B preferred stock, and payment of any other distribution that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the series A preferred stock, and the holders of the series B preferred stock on an as-if converted basis.

The series C preferred stock is voting capital stock. For so long as any shares of the series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of Wytec. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of series C preferred stock. For example, if there are 10,000 shares of our common stock issued and outstanding at the time of such shareholder vote, the holders of the series C preferred stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

Additionally, the Company is prohibited from adopting any amendments to the Company’s bylaws or articles of incorporation, as amended, making any changes to the certificate of designation establishing the series C preferred stock, or effecting any reclassification of the series C preferred stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of series C preferred stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of series C preferred stock, make technical, corrective, administrative or similar changes to such certificate of designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of series C preferred stock.

F-13

The holders of the series C preferred stock are not entitled to any dividends. Holders of the series C preferred stock have no conversion rights. The shares of the series C preferred stock shall be automatically redeemed by us at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of Wytec, or (ii) on the date that our shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of Wytec, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the series C preferred stock set forth in the certificate of designation. A holder of the series C preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec. The holders of the Series C Preferred Stock are not entitled to any liquidation preference.

In January 2020, the Company issued 554 shares of common stock to one vendor for services rendered at fair value of $2,770.

In March 2020, the Company issued 20,000 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In February 2020, the Company issued 10,000 shares of common stock at fair value of $50,000 to one employee pursuant to a severance agreement.

In April 2020, the Company issued 40,000 shares of common stock in consideration for the conversion of 40,000 shares of Series A Preferred Stock by one shareholder.

In April 2020, the Company entered into a Repurchase and General Release Agreement with one investor to repurchase 40,000 shares of common stock and 40,000 shares of series B preferred stock at $2.50 per share in exchange for a note payable in the amount of $200,000 bearing no interest and due on March 31, 2021 as extended under the terms of the note. No portion of the agreement with the investor was treated as an expense. The shares are held in treasury stock until cancelled or reissued by the Company.

In July 2020, the Company issued 12,000 shares of common stock to two investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In August 2020, the Company issued 25,000 shares of common stock to four investors for cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In September 2020, the Company issued 4,375 shares of common stock to one investor in lieu of making an accrued interest payment in cash at $5.00 per share as part of the Company’s offering of units, each unit consisting of one share of the Company’s common stock and one common stock purchase warrant.

In September 2020, one investor exercised 500 common stock purchase warrants for which the Company issued 500 shares of common stock for cash at $5.00 per share.

During the quarter, the Company issued 2,296 shares of common stock to one vendor for services rendered at fair value of $11,484.

NOTE J – RELATED PARTY TRANSACTIONS

The Company has an accounts payable balance owed to Richardson & Associates in the amount of $103,024 as of September 30, 2020, and $76,280 as of December 31, 2019. The Company incurred expense of $47,285 and $79,934 with Richardson & Associates as of the nine months ended September 30, 2020 and September 30, 2019, respectively. Mark Richardson is the owner of Richardson & Associates and he was appointed as a director of Wytec International, Inc. in September 2019.

F-14

NOTE K – CONCENTRATIONS

The Company derived $365,692, 82%, and $0, 0%, of revenue in the nine months ended September 2020 and September 2019, respectively, from a single customer. The Company derived $0, 0%, and $70,585, 28%, and $0, 0%, and $61,781, 24%, and $0, 0%, and $40,864, 16%, of revenue in the nine months ended September 2020 and September 2019, respectively, from three additional customers. We continue to endeavor to diversify our customer base and make efforts to mitigate the risk associated with excess concentration of sales from a limited number of customers.

NOTE L – SUBSEQUENT EVENTS

During the fourth quarter of 2020, Wytec issued 21,000 shares of common stock and 21,000 common stock purchase warrants to seven investors for which Wytec has received $105,000 pursuant to Wytec’s offering of units under Rule 506(c) of Regulation D of the Securities Act, as amended, each unit consisting of one share of common stock and one common stock purchase warrant at a purchase price of $5.00 per unit. These warrants are exercisable for cash until December 31, 2021 at an exercise price equal to the greater of (i) $5.00 or (ii) 85% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

F-15

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Wytec International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Wytec International, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2019.

Houston, Texas

June 29, 2020

F-16

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Wytec International, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Wytec International, Inc. and its subsidiaries (collectively, the "Company") as of December 31, 2018, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the one-year period ended December 31, 2018, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-17

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has insufficient working capital and a stockholders' deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Akin, Doherty, Ken & Feuge

Akin, Doherty, Ken & Feuge. P.C.

San Antonio, Texas

April 11, 2019

We have served as the Company's auditor since 2016.

F-18

WYTEC INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
Assets

Current assets:
Cash	$619,104	$1,721,135
Accounts receivable	93,800	23,461
Prepaid expenses and other current assets	13,286	10,425
Total current assets	726,190	1,755,021

Property and equipment, net	80,273	191,454

Operating lease, right-of-use assets	386,742	–

Other assets:
Construction in process, net	–	144,994
	–	144,994

Total assets	$1,193,205	$2,091,469

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$68,614	$228,458
Accounts payable, related party	76,280	–
Other payable	895,000	1,320,000
Operating lease, right-of-use obligation, current portion	150,909	–
Total current liabilities	1,190,803	1,548,458

Long-term liabilities:
Operating lease, right-of-use obligation, long term portion	237,042	–
	237,042	–

Total liabilities	1,427,845	1,548,458

Stockholders' equity (deficit):
Preferred stock, $0.001 par value 20,000,000 shares authorized:
Series A convertible preferred stock, par $.001, 4,100,000 shares designated, 2,560,000 and 2,560,000 shares issued and 2,460,000 shares and 2,460,000 shares outstanding	2,560	2,560
Series B convertible preferred stock, par $.001, 6,650,000 shares designated, 3,735,784 shares and 3,735,784 shares issued, 3,691,249 shares and 3,691,249 shares outstanding	3,735	3,735
Series C convertible preferred stock, par $.001, 1,000 shares designated, 1,000 and 1,000 outstanding	1	1
Common stock, $0.001 par value, 495,000,000 shares authorized, 29,564,014 shares and 29,106,868 shares issued, 5,429,566 and 4,972,420 shares outstanding	29,564	29,107
Additional paid-in capital	25,207,137	23,131,864
Accumulated (deficit)	(20,118,169)	(17,264,788)
Treasury stock:
Common stock, at cost, 24,134,448 shares and 24,134,448 shares	(5,100,218)	(5,100,218)
Series A convertible preferred stock, at cost, 100,000 shares and 100,000 shares	(179,368)	(179,368)
Series B convertible preferred stock, at cost, 44,535 shares and 44,535 shares	(79,882)	(79,882)
Total stockholders' equity (deficit)	(234,640)	543,011

Total liabilities and stockholders' equity (deficit)	$1,193,205	$2,091,469

See accompanying notes to financial statements.

F-19

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2019	2018

Revenue	$405,468	$305,712
Cost of sales	219,092	201,279

Gross profit	186,376	104,433

Expenses:
Selling, general and administrative	2,754,447	2,885,039
Research and development	4,500	23,741
Depreciation and amortization	136,182	184,360
Operating expenses, net	2,895,129	3,093,140

Net operating loss	(2,708,753)	(2,988,707)

Other income (expense):
Interest income	404	192
Interest expense	(38)	–
Impairment of assets	(144,994)	(132,608)
Total other expense	(144,628)	(132,416)

Net loss	$(2,853,381)	$(3,121,123)

Weighted average number of common shares outstanding - basic and fully diluted	5,129,767	4,190,204

Net loss per share - basic and fully diluted	$(0.56)	$(0.74)

See accompanying notes to financial statements.

F-20

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)

	Class A		Class B		Class C				Common
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2017	3,260,000	$3,260	3,735,784	$3,735	1,000	$1	27,990,725	$27,991	24,134,448	$(5,100,218)

Stock based payments for services	–	–	–	–	–	–	–	–	–	–

Conversion of series A preferred stock to common stock	(700,000)	(700)	–	–	–	–	700,000	700	–	–

Issuance of common stock	–	–	–	–	–	–	416,143	416	–	–

Net loss for the year ended December 31, 2018	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2018	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,106,868	$29,107	24,134,448	$(5,100,218)

Stock based payments for services	–	–	–	–	–	–	28,526	29	–	–

Issuance of common stock	–	–	–	–	–	–	193,800	194	–	–

Issuance of common stock in exchange for deferred revenue obligations	–	–	–	–	–	–	120,000	120	–	–

Conversion of warrants to common stock	–	–	–	–	–	–	114,820	114	–	–

Net loss for the year ended December 31, 2019	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2019	2,560,000	$2,560	3,735,784	$3,735	1,000	$1	29,564,014	$29,564	24,134,448	$(5,100,218)

F-21

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) (CONTINUED)

						Receivable		Total
	Class A Preferred Treasury Stock		Class B Preferred Treasury Stock		Additional Paid-in	For Issuance	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	of C/S	(Deficit)	(Deficit)
Balance, December 31, 2017	100,000	$(179,368)	44,535	$(79,882)	$21,651,837	$(233,624)	$(14,143,665)	$1,950,067

Stock based payments for services	–	–	–	–	16,075	–	–	16,075

Conversion of series A preferred stock to common stock	–	–	–	–	–	–	–	–

Issuance of common stock	–	–	–	–	1,463,952	233,624	–	1,697,992

Net loss for the year ended December 31, 2018	–	–	–	–	–	–	(3,121,123)	(3,121,123)

Balance, December 31, 2018	100,000	$(179,368)	44,535	$(79,882)	$23,131,864	$–	$(17,264,788)	$543,011

Stock based payments for services	–	–	–	–	142,601	–	–	142,630

Issuance of common stock	–	–	–	–	968,806	–	–	969,000

Issuance of common stock in exchange for deferred revenue obligations	–	–	–	–	389,880	–	–	390,000

Conversion of warrants to common stock	–	–	–	–	573,986	–	–	574,100

Net loss for the year ended December 31, 2019	–				–	–	(2,853,381)	(2,853,381)

Balance, December 31, 2019	100,000	$(179,368)	44,535	$(79,882)	$25,207,137	$0	$(20,118,169)	$(234,640)

See accompanying notes to financial statements.

F-22

WYTEC INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2019	2018

Cash flows from operating activities
Net loss	$(2,853,381)	$(3,121,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	136,182	184,360
Impairment of assets	144,994	132,608
Stock based payments	142,630	16,075
Non-cash lease expense	142,256	–
Decrease (increase) in assets:
Accounts receivable	(70,339)	(22,759)
Prepaid expenses and other assets	(2,861)	3,574
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(159,844)	(160,378)
Accounts payable, related party	76,280	–
Other payable	(35,000)	(35,000)
Operating lease liability	(141,047)	–
Net cash used in operating activities	(2,620,130)	(3,002,643)

Cash flows from investing activities
Purchase of construction in progress equipment	–	(2,586)
Purchase of equipment	(25,001)	(68,144)
Net cash used in investing activities	(25,001)	(70,730)

Cash flows from financing activities
Proceeds from conversion of warrants	574,100	–
Proceeds from issuance of common stock	969,000	1,297,992
Net cash provided by financing activities	1,543,100	1,297,992

Net decrease in cash	(1,102,031)	(1,775,381)
Cash - beginning	1,721,135	3,496,516
Cash - ending	$619,104	$1,721,135

Supplemental disclosures:
Interest paid	$38	$–
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Issuance of preferred stock in exchange for deferred revenue obligations	$–	$400,000
Issuance of common stock in exchange for deferred revenue obligations	$390,000	$–
Recognition of right-of use asset and lease liability upon adoption of ASU 2016-02	$510,675	$–
Recognition of right-of use asset and lease liability during the period	$18,323	$–

See accompanying notes to financial statements.

F-23

WYTEC INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Principles of Consolidation: Wytec International, Inc., a Nevada corporation incorporated on November 7, 2011 (“Wytec”), designs, manufactures, and installs carrier-class Wi-Fi Solutions in the 70 and 80 gigahertz licensed frequency program to local government, Mobile Service Operations, National Telecommunications Operators, and corporate enterprises. The accompanying Consolidated Financial Statements include the accounts of Wytec and its subsidiaries, Wylink, Inc., Wytec, LLC, and Capaciti Networks, Inc. All significant intercompany transactions have been eliminated in consolidation.

Wylink Inc., a Texas corporation and wholly owned subsidiary, was until January 2016 engaged in the sale of Federal Communications Commission (“FCC”) registered links participating in the 70 and 80 gigahertz licensed frequency program (the “Program”). The Program allows qualified individuals to own a segment of the “backhaul” infrastructure of Wytec’s city-wide business deployment. Wylink Inc. has assigned all of its link related contract to Wytec and Wytec plans to wind up and dissolve Wylink Inc. in the near future.

Wytec, LLC, a Delaware limited liability company, formed September 7, 2012 and previously managed by General Patent Corporation (“GPC”), owns five expired patents focused on high capacity millimeter wave technology. On September 20, 2016, General Patent Corporation, the then Managing Partner of Wytec, LLC, assigned its partial ownership in the patents to Wytec, thereby terminating its role as Managing Partner. Wytec, LLC was wound up and dissolved in April 2020 and its assets and liabilities were assumed by Wytec.

Capaciti Networks, Inc. (“Capaciti”), a Texas corporation, was engaged in the sale of wired and wireless services, including products, wireless data cards, back office platform and rate plans to their commercial and enterprise clients. Capaciti is in the process of winding up and dissolving. Its assets and liabilities will be assumed by Wytec.

Collectively, Wytec and its subsidiaries, are referred to as “we,” “our,” “us,” or the “Company.”

Basis of Accounting: The accompanying financial statements have been prepared by the Company’s management in accordance with U. S. generally accepted accounting principles (“GAAP”) and applied on a consistent basis.

Revenue and Cost Recognition. On January 1, 2018, Wytec International, Inc. adopted the revenue standards of Financial Accounting Standards Board Update No. 2014-09: “Revenue from Contracts with Customers (Topic 606).” The core principle of the revenue model is that revenue is recognized when a customer obtains control of a good or service. A customer obtains control when it has the ability to direct the use of and obtain the benefits from the good or service. Revenue is recognized in accordance with that core principle by applying the following five steps: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations; and 5) recognize revenue when (or as) we satisfy a performance obligation. We implemented this standard using the modified retrospective method. While adoption of this standard required additional disclosures, adoption did not have a material impact on our consolidated financial statements and no adjustments were made to prior periods.

Revenues from the sale and installation of Cel-fi systems, including fixed wireless, SmartDAS, and 4G LTE, totaled $358,149 in 2019 and $261,186 in 2018. Our contracts for the sale of Cel-Fi systems generally include three identified performance obligations: (i) sales of equipment, (ii) sales of installation services, and (iii) sales of testing, commissioning and integration services. The performance obligation for the sale of equipment is deemed to be satisfied on the date the customer takes physical possession of the equipment and has control of the equipment. For installation, testing, commissioning and integration services, the Company measures progress toward complete satisfaction of the performance obligations ratably as the services are performed.

Revenues from network and other services including fixed wireless services totaled $47,319 in 2019 and $44,526 in 2018. Network service revenues are recognized each month as services are rendered.

F-24

Revenue on sales of FCC registered links is recognized once the link has been registered on behalf of the customer and the necessary equipment has been installed and is ready for use. Revenue is not recognized on the link sales until the link construction is completed and the link has been placed in service. Amounts collected prior to completion of all obligations to the customer are recorded as deferred revenue. No revenues for the sale of FCC registered links was recorded in 2019 or 2018.

Any deposits received from a customer prior to delivery of the purchased product or monies paid to us prior to the period for which a service is provided are accounted for as deferred revenue on the balance sheet.

Sales tax is recorded on a net basis and excluded from revenue.

The Company generally provides a one-year warranty on its products for materials and workmanship but may provide multiple year warranties as negotiated, and will pass on the warranties from its vendors, if any, which generally covers this one year period. In accordance with ASC 450-20-25, the Company accrues for product warranties when the loss is probable and can be reasonably estimated.  At December 31, 2019, the Company has no product warranty accrual given the Company’s de minimis historical financial warranty experience.

Cash and Cash Equivalents: The Company considers all bank deposits and short-term securities with an original purchase maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is evaluated on a regular basis through periodic reviews of the collectability of the receivables in light of historical experience, adverse situations that may affect our customers' ability to repay, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Accounts receivable are determined to be past due based on how recently payments have been received and those considered uncollectible are charged against the allowance account in the period they are deemed uncollectible. No allowance for trade accounts receivable was determined to be necessary at December 31, 2019 and December 31, 2018.

Construction in Process: The cost of equipment and materials purchased, and contract labor incurred, for the construction of network, plant property and equipment, and the installation of registered links on behalf of customers are held in construction in process until construction is completed. No depreciation or amortization is applied to construction in process. Once construction is complete and network element is placed in service, the costs are either capitalized or expensed as cost of goods sold as appropriate.

Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the estimated useful lives of the related assets, generally ranging from five to ten years. Expenditures for repairs and maintenance are charged to costs and expensed as incurred, while expenditures for renewal and betterments are capitalized. Leasehold improvements are amortized over the remaining term of the lease. Upon retirement or replacement, the cost of capitalized assets and the related accumulated depreciation and amortization is eliminated with the resulting gain or loss recognized.

Operating Leases Right-of-use Assets and Operating Lease Obligations: In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)." This update requires that a lessee recognize in the statement of financial position a liability representing lease obligations and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with an initial term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease obligations. Similar to current guidance, the update continues to differentiate between finance leases and operating leases, however, this distinction now primarily relates to differences in the manner of expense recognition over time and in the classification of lease payments in the statement of cash flows. The updated guidance leaves the accounting for leases by lessors largely unchanged from existing GAAP. The guidance became effective for us on January 1, 2019. As a lessee, this standard primarily impacted our accounting for leased facilities and office equipment, for which we recognized right-of-use assets of $510,675 and a corresponding lease obligation of $510,675 on our consolidated balance sheet upon adoption of ASU No. 2016-02, and right-of-use-assets of $18,323 and a corresponding lease obligation of $18,323 during the year ended December 31, 2019.

F-25

We adopted obligations on these provisions on January 1, 2019 using the optional transition method that permits us to apply the new disclosure requirements in 2019 and continue to present comparative period information as required under FASB ASC Topic 840, "Leases." We did not have a cumulative-effect adjustment to the opening balance of accumulated deficit at the date of adoption. We elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed us to exclude leases with an initial term of 12 months or less from the right-of-use assets and obligations. Adoption of the standards had no impact on results of operations or liquidity.

If we determine that an arrangement is or contains a lease, we recognize a right-of-use (ROU) asset and lease obligation at the commencement date of the lease. ROU assets represent our right to use an underlying asset for the lease term and lease obligations represent our lease payments arising from the lease. Operating lease ROU assets and obligations are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Impairment of Assets: The Company reviews the carrying value of construction in process and property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. Useful lives are periodically evaluated to determine whether events or circumstances have occurred which indicate the need to revise the useful lives.

During the course of a strategic review of its assets, the Company assessed the recoverability of the carrying value of certain fixed assets and construction in process, this resulted in impairment losses of $144,994 and $132,608 as of December 31, 2019 and 2018, respectively. These losses reflect the amounts by which the carrying values of these assets exceed their estimated fair values determined by their estimated future discounted cash flows.

Deferred Revenue: Deferred revenue consists of amounts billed and collected before services have been completed. Such amounts are deferred until the revenue recognition requirements have been met. During 2019, $390,000 of deferred revenue obligations were relieved in exchange for the issuance of common stock and $35,000 refunded to one link holder. During 2018, $400,000 of deferred revenue obligations were relieved in exchange for the issuance of common stock and $35,000 was refunded to the customer. During 2019 deferred revenue was reclassified to other payables due by the Company which as exited the business of installing registered links. The Company intends to relieve the liability through a combination of exchanges for common or preferred stock and cash.

Income Taxes: The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Fair Value of Financial Instruments: The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The recorded values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on their short-term nature.

F-26

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash deposits with financial institutions and limits the amount of credit exposure to any one financial institution. Deposits with financial institutions may on occasion exceed the federally insured limits. The Company periodically assesses the financial institutions and believes the risk of any loss is minimal.

Government Regulations: The Company is subject to federal, state and local provisions regulating the discharge of materials into the environment. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

Income (loss) per share: basic is calculated by dividing net income (loss) by the weighted average number of shares of stock outstanding during the year, including shares issuable without additional consideration. Diluted – assuming dilution is calculated by dividing net income by the weighted average number of shares outstanding during the year adjusted for the effect of dilutive potential shares from options and warrants calculated using the treasury stock method and the if-converted method for preferred stock. Potentially dilutive shares of common stock will be excluded from diluted net loss per common share because the impact of such inclusion would be anti-dilutive.

Subsequent Events: Subsequent events have been evaluated by management through the inclusion of this financial statement in the filing of Form 10-K with the Securities and Exchange Commission (“SEC”). Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

Use of Estimates: The preparation of the consolidated financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements:  Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

NOTE B – GOING CONCERN

The consolidated financial statements are prepared using U.S. generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred continuous losses from operations, has an accumulated deficit of $20,118,169 at December 31, 2019, and reported cash used by operations of $2,620,130 for the year ended December 31, 2019, all of which raise substantial doubt about the Company’s ability to continue as a going concern.. In addition, the Company expects to have ongoing requirements for capital investment to implement its business plan. Finally, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which it operates.

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Since inception, operations have primarily been funded through private equity financing. Management expects to continue to seek additional funding through private or public equity sources and will seek debt financing. The Company’s ability to continue as a going concern is ultimately dependent on its ability to generate sufficient cash from operations to meet cash needs and/or to raise funds to finance ongoing operations and repay debt. There can be no assurance that the Company will be successful in these efforts. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

NOTE C – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	December 31,
	2019	2018
Telecommunication equipment and computers	$1,092,901	$1,067,900
Less: accumulated depreciation	(1,012,628)	(876,446)

	$80,273	$191,454

NOTE D – WARRANTS

The Company has common stock purchase warrants outstanding at December 31, 2019 to purchase 2,383,256 shares of common stock exercisable until various dates through December 31, 2020. The warrants are exercisable at the following amounts and rates: 2,000,000 of which are exercisable at an exercise price of $1.00 per share and 383,256 of which are exercisable at an exercise price of $5.00 per share. As of December 2019, the intrinsic value of outstanding warrants is $8,000,000.

The following is a summary of activity and outstanding common stock warrants:

# of Warrants
Balance, December 31, 2017	1,850,246

Warrants granted	3,665,000
Warrants exercised	(296,143)
Warrants expired	–

Balance, December 31, 2018	5,219,103

Warrants granted	333,800
Warrants exercised	(114,820)
Warrants expired	(3,054,827)

Balance, December 31, 2019	2,383,256

Exercisable, December 31, 2019	2,383,256

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During 2018, 1,425,000 warrants were issued for non-employee compensation expense and 2,000,000 warrants were issued for executive compensation. The total expense recognized related to the issuances was $16,075 and these warrants were accounted for with the Black-Scholes option pricing model using a dividend yield of 0%, volatility of 40%, a risk-free rate of 2.00% and expected life ranging from one to twenty-four months. During 2018, 240,000 warrants were issued in connection with link exchanges. During 2019, 193,800 warrants were issued in connection with the issuance of common stock for cash with an exercise price of $5 and expiration date of December 31, 2020 and 140,000 warrants were issued in connection with link exchanges, with an exercise price of $5, 40,000 of which expired on June 30, 2019 and the remaining 100,000 warrants expired on December 31, 2019. During 2019, 114,820 warrants were exercised for cash proceeds of $574,100.

NOTE E – STOCKHOLDERS’ EQUITY

Holders of common stock are entitled to one vote per share. The common stock does not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding-up of affairs, are entitled to share equally and ratably in all the remaining assets and funds. During the year ended December 31, 2019, there were 193,800 shares of common stock issued for cash proceeds of $969,000 at the price of $5.00 per share; 120,000 shares of common stock issued in exchange for deferred revenue of $390,000; 114,820 shares of common stock issued from exercise of warrants; and 28,526 shares of common stock issued for stock based compensation of $142,630.

Series A preferred stock is nonvoting capital stock but may be converted into voting common stock. Each share of series A preferred stock is convertible at the option of the holder at any time after the issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance to the holders of Company common stock of securities convertible into, or exchangeable for, such shares of common stock.

Each outstanding share of series A preferred stock will automatically convert into one share of common stock (a) if the common stock commences public trading on the NASDAQ capital market or better, (b) if the series A preferred stockholder receives distributions from the net profits pool equal to the original purchase price paid for their registered links, or (c) five years after the date of issuance of the series A preferred stock. The Company does not have any other right to require a conversion of the series A preferred stock into common stock. The Company does not have the option to redeem outstanding shares of series A preferred stock. A holder of the series A preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock or for any issue of bonds, notes or other securities convertible into any class of stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series A preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, the amount of $1.50 per share. After payment of the liquidation preference to the holders of series A preferred stock and payment of any other distributions that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock and the holders of the series A preferred stock on an as-if converted basis.

The series B preferred stock is voting capital stock. The holders of the series B preferred stock will vote on an as-converted basis with the common stock on all matters submitted to a vote of the shareholders. The holders of the series B preferred stock are not entitled to any dividends unless and until the series B preferred stock is converted into common stock. Each share of series B preferred stock is convertible at the option of the holder at any time after issuance into one share of common stock, subject to adjustment from time to time in the event (i) the Company subdivides or combines into outstanding common stock into a greater or smaller number of shares, including stock splits and stock dividends; or (ii) of a reorganization or reclassification of common stock, the consolidation or merger with or into another company, the sale, conveyance or other transfer of substantially all of the Company assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding common stock upon the occurrence of any such event; or (iii) of the issuance by us to the holders of common stock of securities convertible into, or exchangeable for, such shares of common stock.

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Each outstanding share of series B preferred stock will automatically convert into one share of common stock at a conversion rate equal to the lesser of $3.00 per share or 75% of the average closing price of the Company’s common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately after the first day of public trading of common stock if common stock commences public trading on the NASDAQ capital market or better, but in any event no less than $2.50 per share or at $3.00 per share five years after the date of issuance of the series B preferred stock. In the event of a liquidation, dissolution or winding-up whether voluntary or otherwise, after payment of debts and other liabilities, the holders of the series B preferred stock will be entitled to receive from the remaining net assets, before any distribution to the holders of the common stock, and pari pasu with the payment of a liquidation preference of $1.50 per share to the holders of the series A preferred stock, the amount of $3.00 per share. After payment of the liquidation preference to the holders of the series A preferred stock and the series B preferred stock, and payment of any other distribution that may be required with respect to any other series of preferred stock, the remaining assets, if any, will be distributed ratably to the holders of the common stock, the holders of the series A preferred stock, and the holders of the series B preferred stock on an as-if converted basis.

The series C preferred stock is voting capital stock. For so long as any shares of the series C preferred stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of Wytec. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of series C preferred stock. For example, if there are 10,000 shares of our common stock issued and outstanding at the time of such shareholder vote, the holders of the series C preferred stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

Additionally, the Company is prohibited from adopting any amendments to the Company’s bylaws or articles of incorporation, as amended, making any changes to the certificate of designation establishing the series C preferred stock, or effecting any reclassification of the series C preferred stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of series C preferred stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of series C preferred stock, make technical, corrective, administrative or similar changes to such certificate of designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of series C preferred stock.

The holders of the series C preferred stock are not entitled to any dividends. Holders of the series C preferred stock have no conversion rights. The shares of the series C preferred stock shall be automatically redeemed by us at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of Wytec, or (ii) on the date that our shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of Wytec, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the series C preferred stock set forth in the certificate of designation. A holder of the series C preferred stock has no preemptive rights to subscribe for any additional shares of any class of stock of Wytec or for any issue of bonds, notes or other securities convertible into any class of stock of Wytec. The holders of the Series C Preferred Stock are not entitled to any liquidation preference.

NOTE F – INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at:

Income Taxes	December 31, 2019	December 31, 2018

Deferred tax assets:
Net operating loss carry forwards	$3,835,214	$3,338,314
Less: Valuation allowance	(3,835,214)	(3,338,314)

Net deferred tax assets	$–	$–

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On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was enacted. The Tax Act includes, among other items, a reduction of the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018. The Tax Act made broad and complex changes to the U.S. tax code. As the Company records a full valuation allowance to offset deferred tax assets, no income statement impact occurred.

The Company has net operating loss carryforwards for tax purposes of approximately $18.3 million for the year 2019 that begin to expire in the year 2032. Management has reviewed its net deferred asset position, and due to the history of operating losses has determined that the application of a full valuation allowance against its net deferred tax asset at December 31, 2019 and December 31, 2018 is warranted. As of December 31, 2019, the Company had not accrued any interest or penalties related to uncertain tax positions. Tax returns filed for the years 2016 through 2019 are open for examination by taxing authorities.

The Company does not have a liability for state taxes at either December 31, 2019 or December 31, 2018.

The federal income tax benefit expected by the application of the corporate income tax rates to pre-tax net loss differs from the actual benefit recognized due to the valuation allowance recorded for 2019 and 2018.

NOTE G – RELATED PARTY TRANSACTIONS

The Company has an account payable balance owed to Richardson & Associates in the amount of $76,280. Mark Richardson is the owner of Richardson & Associates and he was appointed as a director of Wytec International, Inc. in September 2019.

NOTE H – LEASES

The Company has entered into multiple rooftop lease agreements for the placement of equipment used in the build out of the Company’s millimeter wave network. The monthly lease payments range from $100 to $575 per month and the leases expire from 2018 to 2024. Rent expense for these leases totaled approximately $77,588 for the year ended December 31, 2018, and $74,960 for the year ended December 31, 2019. Total rent expense for office space, equipment storage space and rooftop equipment placement was $191,472 and $155,288 for the years ended December 31, 2019 and 2018, respectively.

The weighted average remaining lease term is 2.93 years and the weighted average discount rate is 5.50% as of December 31, 2019.

As of December 31, 2019, the future minimum lease payments are as follows:

2020	$168,188
2021	151,038
2022	48,188
2023	41,933
2024	7,050
Thereafter	4,500
Total minimum lease payments	420,897
Less: imputed interest	(32,946)

Present value of minimum lease payments	387,951
Less: current portion of lease obligation	(150,909)
Long-term lease obligation	$237,042

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NOTE I – SUBSEQUENT EVENTS

During the first quarter of 2020, Wytec sold $625,000 of 7% promissory notes and issued 62,500 common stock purchase warrants to one investor. These warrants are exercisable on a cashless basis at an exercise price of $5.00 per share at any time until March 31, 2021, unless the Notes are extended beyond March 31, 2021, in which case the warrants may be exercised until the maturity date of the Notes.

During the first quarter of 2020, Wytec issued 554 shares of common stock to one vendor for services.

During the first quarter of 2020, Wytec issued 10,000 shares of common stock to a former employee.

During Second quarter of 2020, Wytec issued 40,000 shares of common stock as exchange for Series A stock for one stockholder.

During the first quarter of 2020, Wytec issued 20,000. shares of common stock and 20,000 common stock purchase warrants to two investors pursuant to Wytec’s offering of units under Rule 506(c) of Regulation D of the Securities Act, each unit consisting of one share of common stock and one common stock purchase warrant at a purchase price of $5.00 per unit,. These warrants are exercisable for cash until December 31, 2021 at an exercise price equal to the greater of (i) $5.00 or (ii) 85% of the average closing price of our common stock as quoted on the public securities trading market on which our common stock is then traded with the highest volume, for ten (10) consecutive trading days immediately prior to the date of exercise.

During the second quarter of 2020, Wytec issued 920 shares of common stock to one vendor for services.

Effective January 30, 2020, William H. Gray resigned as the chief financial officer of the Company and Donna Ward was appointed as the chief financial officer of the Company.

Effective April 30, 2020, Robert Merola resigned as an officer and director of the Company.

Effective April 30, 2020, William H. Gray was appointed as the president of the Company.

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PART III

INDEX OF EXHIBITS

Exhibit	Description

2.1	Articles of Incorporation, dated November 7, 2011 (1)
2.2	Amendment to Articles of Incorporation, dated January 14, 2014 (1)
2.3	Amendment to Articles of Incorporation, dated June 13, 2014 (1)
2.4	Bylaws (1)
3.1	Certificate of Designation for Series A Preferred Stock, dated February 14, 2014 (1)
3.2	Certificate of Designation for Series B Preferred Stock, dated June 13, 2014 (1)
3.3	Amendment to Certificate of Designation for Series B Preferred Stock, dated October 22, 2104 (1)
3.4	Amendment to Certificate of Designation for Series B Preferred Stock, dated March 4, 2015 (1)
3.5	Certificate of Designation for Series C Preferred Stock, dated July 26, 2016 (1)
3.6	Warrant issued by Wytec International, Inc. to William H. Gray (2)
3.7	Amendment to William H. Gray Warrant, dated December 30, 2020 (3)
4.1	Subscription Documents
6.1	Separation and Distribution Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (1)
6.2	License Agreement by and between Wytec International, Inc. and Competitive Companies, Inc. (1)
6.3	Broker-Dealer Agreement with Dalmore Group, LLC, executed as of December 28, 2020 (4)
11.1	Consent of Independent Certified Public Accountants (5)
12.1	Opinion Re Legality*

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 and its amendments, originally filed on January 10, 2017.

(2)	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated September 21, 2018.

(3)	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated January 4, 2021.

(4)	Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission, dated January 6, 2021.

(5)	Filed with Report on Form 10-K, filed by the Company on June 29, 2020.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on February 1, 2021.

Wytec International, Inc.

By:	/s/ William H. Gray
Name:	William H. Gray
Title:	President

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Gray	President of Wytec International, Inc.	February 1, 2021
William H. Gray	(Principal Executive Officer)

/s/ Donna Ward	Chief Financial Officer of Wytec International, Inc.	February 1, 2021
Donna Ward	(Principal Financial Officer and Principal Accounting Officer)

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